UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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☐	Soliciting Material Pursuant to §240.14a-12
DATATRAK International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Preliminary Copy
July    , 2009
Dear Shareholder:
          You are cordially invited to attend the 2009 Annual Meeting of Shareholders of DATATRAK International, Inc., to be held at 12:00 p.m., local time, on Wednesday, August 26, 2009 at our offices located at 6150 Parkland Boulevard, Paragon II, Suite 100, Mayfield Heights, Ohio 44124.
          At this year’s Annual Meeting, in addition to electing three Directors, shareholders will be asked to approve and adopt the DATATRAK International, Inc. 2009 Omnibus Equity Plan and to approve an option exchange program for the Company’s outside Directors. Information relating to these proposals is presented in the accompanying Proxy Statement, which shareholders are encouraged to read carefully. Your Board of Directors has unanimously approved each of these proposals, and urges you to vote in favor of these proposals.
          Whether or not you plan to attend the Annual Meeting in person, it is important that your shares are represented. Therefore, please complete, sign, date and promptly return the enclosed proxy card in the accompanying envelope. If you do attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote in person, even if you have previously returned your proxy card.
          On behalf of the Board of Directors and management of DATATRAK International, Inc., we would like to thank you for your continued support and confidence.
Sincerely yours,
Laurence P. Birch
Chairman of the Board of Directors

Preliminary Copy

Preliminary Copy
DATATRAK INTERNATIONAL, INC.
6150 Parkland Boulevard
Mayfield Heights, Ohio 44124
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 26, 2009
          The 2009 Annual Meeting of Shareholders of DATATRAK International, Inc., will be held at 12:00 p.m., local time, on Wednesday, August 26, 2009 at our offices located at 6150 Parkland Boulevard, Paragon II, Suite 100, Mayfield Heights, Ohio, for the following purposes:
          1. To nominate and elect three individuals as Directors for a two-year term ending at the Annual Meeting in 2011;
          2. To consider and act upon a proposal to authorize, approve and adopt the DATATRAK International, Inc. 2009 Omnibus Equity Plan;
          3. To consider and act upon a proposal to authorize, approve and adopt an option exchange program for the Company’s outside Directors; and
          4. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.
          Only shareholders of record at the close of business on July 1, 2009 will be entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.
By Order of the Board of Directors,
Varnesh Sritharan
Secretary
          Mayfield Heights, Ohio
          July     , 2009
YOUR VOTE IS IMPORTANT
WE URGE YOU TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

Preliminary Copy
DATATRAK INTERNATIONAL, INC.
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
Mailed on or about July     , 2009
          Why am I receiving these materials?
          This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of DATATRAK International, Inc. (the “Company”) for use at the 2009 Annual Meeting of Shareholders (“Annual Meeting”) on Wednesday, August 26, 2009 at 12:00 p.m., local time, and any adjournments or postponements thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Shareholders accompanying this proxy statement.
          Why do the proxy materials contain information regarding the Internet availability of proxy materials?
          Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company will provide access to our proxy materials over the Internet. Proxy materials for the Company’s Annual Meeting, including the 2009 Annual Report and this proxy statement, are now available over the Internet by accessing http://www.datatrak.net. While the Company elected to mail complete sets of the proxy materials for this year’s Annual Meeting, in the future you may receive only a Notice of Internet Availability of Proxy Materials and you will have to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request an additional printed copy are available at http://www.datatrak.net. You also can obtain a printed copy of this proxy statement, free of charge, by writing to: Investor Relations, c/o DATATRAK International, Inc., 6150 Parkland Boulevard, Paragon II, Suite 100, Mayfield Heights, Ohio, 44124, or by submitting a request via email to company@datatrak.net or by telephone at (440) 443-0082.
          Who is paying for this proxy solicitation?
          The expense of soliciting proxies, including the cost of preparing, assembling and mailing the notice, proxy statement and proxy, will be borne by us. We may pay the expenses of persons holding the Company’s common shares for sending proxy materials to their principals. In addition to solicitation of proxies by mail, our Directors, officers and employees, without additional compensation, may solicit proxies by telephone, electronically via e-mail and personal interview. We also anticipate retaining a third party to aid in the solicitation of proxies, and we expect the fee for such proxy solicitor will not exceed $10,000, plus reimbursement of certain expenses.
          What voting rights do I have as a shareholder?
          On each matter to be voted on, you have one vote for each outstanding common share of the Company (each, a “Common Share”) you own as of July 1, 2009, the record date for the Annual Meeting. Only shareholders of record at the close of business on July 1, 2009 are entitled to receive notice of and to vote at the Annual Meeting. On this record date, there were 13,706,901 Common Shares outstanding and entitled to vote. Shareholders do not have the right to vote cumulatively in the election of Directors.

          How do I vote?
          If you are a shareholder of record, you can vote (i) in person at the Annual Meeting or (ii) by signing and mailing in your proxy card in the enclosed envelope.
          If you are a shareholder of record, the proxy holders will vote your Common Shares based on your directions. If you sign and return your proxy card, but do not properly direct how your Common Shares should be voted, the proxy holders will vote “FOR” each of the three proposals listed in this proxy statement and will use their discretion on any other proposals and other matters that may be brought before the Annual Meeting.
          If you hold Common Shares through a broker or nominee, you may vote in person at the Annual Meeting only if you have obtained a signed proxy from your broker or nominee giving you the right to vote your shares. Your broker or nominee may provide separate voting instructions, if any, with the proxy statement. Your broker or nominee may provide proxy submission through the Internet or by telephone.
          Can I revoke or change my vote after I submit a proxy?
          Yes. You can revoke your proxy or change your vote at any time before the proxy is exercised at the Annual Meeting. This can be done by (i) submitting another properly completed proxy card with a later date; (ii) sending a written notice to our Secretary prior to the commencement of the Annual Meeting; or (iii) attending the Annual Meeting and voting in person. You should be aware that simply attending the Annual Meeting will not automatically revoke your previously submitted proxy; rather you must notify a representative of the Company at the Annual Meeting of your desire to revoke your proxy and vote in person.
          What vote is required to approve the election of the three Directors for a two-year term ending at the Annual Meeting in 2011?
          The nominees receiving the greatest number of votes will be elected. A proxy card marked “Withhold Authority” with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated. Abstentions and broker non-votes will have no effect on the election of Directors.
          What vote is required to approve the Company’s 2009 Omnibus Equity Plan?
          The affirmative vote of a majority of the Common Shares voted at the Annual Meeting on this proposal is required for approval and adoption of the Company’s 2009 Omnibus Equity Plan. Shareholders present at the Annual Meeting, either in person or by proxy, will be eligible to vote for or against adoption of the Company’s 2009 Omnibus Equity Plan. Shareholders who abstain will in effect be voting against the proposal. Broker non-votes will have no effect on this proposal.
          What vote is required to approve the option exchange program for the Company’s outside Directors?
          The affirmative vote of a majority of the Common Shares voted at the Annual Meeting on this proposal is required for approval and adoption of the option exchange program. Shareholders present at the Annual Meeting, either in person or by proxy, will be eligible to vote for or against adoption of the option exchange program. Shareholders who abstain will in effect be voting against the proposal. Broker non-votes will have no effect on this proposal.
          What constitutes a quorum?
          A quorum of shareholders will be present at the Annual Meeting if at least a majority of the aggregate voting power of Common Shares outstanding on the record date is represented, in person or by proxy, at the Annual Meeting. With 13,706,901 votes outstanding as of the close of business on the record date, shareholders representing at least 6,853,451 votes will be required to establish a quorum. Abstentions and broker non-votes will be counted towards the quorum requirement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT
          The following table and accompanying footnotes show information regarding the beneficial ownership of our Common Shares as of July 1, 2009, unless otherwise indicated, with respect to:
•	each person who is known by us to beneficially own more than 5% of our outstanding Common Shares;

•	each member of our Board of Directors and each of our Named Executive Officers (as hereinafter defined); and

•	all Directors and executive officers as a group.

	Common Shares
	Beneficially Owned (2)
Name and Address of Beneficial Owner (1)	Number	Percent
Laurence P. Birch	81,954	*
Timothy G. Biro (3)	163,790	1.2%
Terry C. Black (4)	84,869	*
G. Matthew Delaney (5)	—	—
Dr. Jeffrey A. Green (6)	414,235	3.0%
Seth B. Harris (7)	503,340	3.6%
Dr. Jerome H. Kaiser	175,153	1.3%
Raymond J. Merk	17,972	*
Dr. Robert M. Stote	204,658	1.5%
Lucrum Capital LLC (8)	940,550	6.9%
One Sansome Street, Suite 3908 San Francisco, California 94104
Potomac Capital Management LLC (9)	928,646	6.7%
825 Third Avenue, 33rd Floor New York, New York 10022
Diker Management LLC (10)	985,474	7.2%
745 Fifth Avenue, Suite 1409 New York, New York 10151
All Directors and executive officers as a group (6 persons)	1,146,867	8.0%

*	Less than one percent

(1)	The address of the Directors and executive officers listed above is c/o DATATRAK International, Inc., 6150 Parkland Boulevard, Suite 100, Mayfield Heights, Ohio 44124.

(2)	The number of Common Shares deemed beneficially owned is comprised of (i) 13,706,901 Common Shares outstanding as of July 1, 2009 and with respect to each of the following individuals and groups, the following number of Common Shares which may be purchased pursuant to option exercises within 60 days after July 1, 2009: Mr. Birch (72,318 Common Shares); Mr. Biro (146,020 Common Shares); Mr. Harris (159,367 Common Shares); Dr. Kaiser (153,838 Common Shares); Mr. Merk (13,333 Common Shares); Dr. Stote (79,672 Common Shares); all Directors and executive officers as a group (624,548 Common Shares); and with respect to each of the following groups, the following number of Common Shares, which may be exercised pursuant to warrant exercises within 60 days after July 1, 2009: Potomac Capital Management LLC (63,750 Common Shares) and Diker Management LLC (67,501 Common Shares).

(3)	Includes 300 Common Shares held by Mr. Biro’s wife. Mr. Biro disclaims beneficial ownership of these 300 Common Shares.

(4)	The information provided in the table above is based on the most recent information available following Mr. Black’s separation from the Company on June 30, 2008.

(5)	All of Mr. Delaney’s 45,000 restricted Common Shares were forfeited as a result of his separation from the Company on April 12, 2009.

(6)	Includes 110,953 Common Shares held by Dr. Green’s wife, 1,450 Common Shares held by Dr. Green’s son, 1,500 Common Shares held by Dr. Green’s daughter, and 1,500 Common Shares held by Dr. Green’s other daughter. Dr. Green disclaims beneficial ownership of these 115,403 Common Shares. All of Dr. Green’s options were forfeited as a result of the termination of his employment on January 21, 2009. The information provided in the table above is based on the most recent information available following Dr. Green’ separation from the Company.

(7)	Includes 44,634 Common Shares held in trust for Mr. Harris.

(8)	Based solely on information provided pursuant to Schedule 13G filed with the SEC on January 26, 2009 by Lucrum Capital LLC. The aforementioned party indicated that as of December 31, 2008, Lucrum Capital LLC was deemed to beneficially own 940,550 Common Shares.

(9)	Based solely on information provided pursuant to Schedule 13G filed jointly with the SEC on February 27, 2009 by Potomac Capital Management LLC, Potomac Capital Management Inc. and Mr. Paul J. Solit. The aforementioned parties indicated that as of November 10, 2008, Potomac Capital Management LLC, Potomac Capital Management Inc. and Mr. Solit were deemed to beneficially own 928,646 Common Shares consisting of 864,896 Common Shares and warrants to purchase 63,750 Common Shares.

(10)	Based solely on information provided pursuant to Schedule 13G filed jointly with the SEC on February 12, 2009 by (i) Diker GP, LLC, a Delaware limited liability company (“Diker GP”), as the general partner to the Delaware limited partnership the Diker Value Tech Fund, LP (“VT”), Diker Value Tech QP Fund, LP (“VTQP”), Diker Micro-Value Fund, LP (“MV”), the Diker Micro-Value QP Fund, LP (“MVQP”), Diker Micro & Small Cap Fund LP (“MS”) and Diker M&S Cap Master Ltd (“MSCM”) with respect to the Common Shares directly owned by VT, VTQP, MV, MVQP, MS and MSCM (collectively, the “Diker Funds”); (ii) Diker Management, LLC, a Delaware limited liability company (“Diker Management”), as the investment manager of the Diker Funds, with respect to the Common Shares held by the Diker Funds; (iii) Charles M. Diker, a citizen of the United States, and the managing member of each the Diker GP and Diker Management with respect to the Common Shares subject to the control of Dike GP and Diker Management and (iv) Mark N. Diker, a citizen of the United States, and the managing member of each of Diker GP and Diker Management, with respect to the Common Shares subject to the control of Diker GP and Diker Management. As the sole general partner of the Diker Funds, Diker GP, has the power to vote and dispose of the shares of the Common Shares owned by the Diker Funds and, accordingly, may be deemed the beneficial owner of such shares. Charles M. Diker and Mark N. Diker are the managing members of each of Diker GP and Diker Management, and in that capacity direct their operations. Therefore, Charles M. Diker and Mark N. Diker may be deemed to be beneficial owners of the Common Shares beneficially owned by Diker GP and Diker Management. As of December 31, 2008, the aforementioned parties were deemed to beneficially own 985,474 Common Shares.

ELECTION OF DIRECTORS
          The authorized number of Directors is presently fixed at five with members of the Board of Directors divided into two classes, Class I and Class II, and with the term of office of one class expiring each year. As a result of Dr. Green’s termination, the Board of Directors reduced the authorized number of Directors from six to five. At the Annual Meeting, shareholders will elect three individuals as Directors to serve in Class I until the Annual Meeting to be held in fiscal year 2011 and until the successors of those Directors are duly elected and qualified.
          Unless otherwise directed, the persons named in the accompanying proxy will vote for the election of the three nominees shown below as Directors. Each of the nominees has indicated his willingness to serve, if elected, but if any of the nominees should be unable or unwilling to serve, the Board of Directors may designate a substitute nominee. If the Board of Directors designates a substitute nominee, proxies that would have been cast for the original nominee will be cast for the substitute nominee unless instructions are given to the contrary. The Board of Directors has no reason, however, to anticipate that this will occur. In no event will the accompanying proxy be voted for more than three nominees or for persons other than those persons named below or any substitute nominees for any of them.
          Included below is information concerning the nominees for election at the Annual Meeting, as well as those Directors who will continue to serve in office after the Annual Meeting.
Nominees for Election at the 2009 Annual Meeting
          Laurence P. Birch, 49, has been a Director since April 2007, the Chairman of the Board of Directors since May 2008, and effective January 21, 2009, was appointed Interim Chief Executive Officer. The Board of Directors also appointed Mr. Birch to the position of Interim President effective March 13, 2009. Since March 2007, Mr. Birch has been serving as the President, Chief Executive Officer and a director of NeoPharm, Inc., a biopharmaceutical company dedicated to the research, development and commercialization of new and innovative cancer drugs for therapeutic applications, and was also appointed Acting Chief Financial Officer in April 2007. Prior to joining NeoPharm, Mr. Birch served as Sr. Vice President and CFO, and Interim President and CEO, of AKSYS, Ltd., a hemodialysis developer and manufacturer from 2005 to 2006. Prior to that, Mr. Birch served as co-founder and managing director of Stratego Partners, a cost management consulting firm, from 2003 to 2005, Sr. Vice President — Business Development and CFO of Technology Solutions, Inc., a systems integration and consulting company, from 2000 to 2002, CFO of Brigade, Inc., an internet support company, from 1999 to 2000, and five years with MCI Systemhouse where he held a variety of senior finance and general management positions. Mr. Birch began his career with Baxter Healthcare, a manufacturer and supplier of pharmaceuticals and medical devices, where, over the course of 13 years, he held a variety of positions. Mr. Birch holds a Bachelor of Science-Finance from the University of Illinois and a MBA from Northwestern University — Kellogg Graduate Business of Management. Mr. Birch is also a Certified Public Accountant.
          Timothy G. Biro, 55, has been a Director since 1992. Mr. Biro has been the Managing Partner of Ohio Innovation Fund I, L.P., a venture capital firm which invests in early-stage business, since 1997. From June 2008 to December 2008, Mr. Biro served as CEO of MORK Process, a manufacturer of Clean-In-Place systems for the biopharmaceutical and food industries. Mr. Biro was also a Partner with Reservoir Venture Partners, an early stage venture capital firm, from 2004 to 2009. Mr. Biro has been involved in venture capital financing since 1991. Prior to 1991, Mr. Biro was Superintendent of Pharmaceutical Manufacturing at Merck & Co., Inc. Mr. Biro has a B.S. Degree in Microbiology from Pennsylvania State University and in Pharmacy from Temple University and an MBA from The Wharton School of Business at the University of Pennsylvania.

          Robert M. Stote, M.D., 70, has been a Director since 1993. Dr. Stote, currently a clinical consultant to CPEX Pharmaceuticals, Inc., was previously a Senior Vice President and Chief Medical Officer at Bentley Pharmaceuticals, Inc., a pharmaceutical company, from 1992 to 2008. Dr. Stote also served as a director of Bentley Pharmaceuticals, Inc. from 1992 until 2004. He also serves on the Scientific Advisory Board of NuPathe, Inc. Prior to 1992, Dr. Stote was employed for 20 years by SmithKline Beecham Corporation, serving as Senior Vice President and Medical Director, Worldwide Medical Affairs, from 1989 to 1992 and Vice President — Clinical Pharmacology — Worldwide from 1987 to 1989.
The Board of Directors unanimously recommends that the shareholders vote
“FOR” the three nominees whose two-year term will expire in 2011.
Directors Continuing in Office
          Seth B. Harris, 69, has been a Director since 1992 and has been designated as our Lead Independent Director. Mr. Harris is the Chairman of Brand Development Ventures Inc., a consulting company that offers a wide range of services in new product development and marketing, since 2002. During 2000 and 2001, Mr. Harris was the Chairman of Toy Craze, Inc., a Cleveland-based toy company. Mr. Harris was the Chairman of Frieder Inc., a distributor of consumer products, from 1993 to 2000. Mr. Harris has been an active business consultant since his retirement as Chairman of the Board of Directors and President of Harris Wholesale, Inc., a wholesale pharmaceutical distribution company.
          Jerome H. Kaiser, Ph.D., 52, has been a Director since December 1999. Dr. Kaiser, a consultant, served as the Senior Vice President and CIO for Tower Group, Inc., an insurance company, from 2006 until 2008, and prior to his appointment to that position, was Head of Information Systems for Rothschild Inc., a private investment bank from 1999 to 2006. From 1992 to 1999, Dr. Kaiser held various positions within the pharmaceutical industry. During 1998 and 1999, he was the Director of Portfolio Management for Pfizer, Inc. From 1994 to 1998, Dr. Kaiser was employed by Hoffman-LaRoche, Inc., first as Senior Projects Specialist and then as Director of Information Management for Global Development. Dr. Kaiser worked in Project Management for Boots Pharmaceuticals from 1992 to 1994. From 1986 to 1992, he served in the positions of Assistant Professor and Associate Professor of Physics at the University of Texas at Arlington. Dr. Kaiser is a graduate of the University of East Anglia, Norwich, England (B.Sc. and Ph.D. in Physics).

CORPORATE GOVERNANCE MATTERS
Director Independence
          As required by SEC rules, the Board of Directors has determined that all Directors except Mr. Birch, our Interim Chief Executive Officer and Interim President, are “independent.” For purposes of this determination, the Board of Directors used the definition of “independent” under the listing standards of the Nasdaq Stock Market.
          The independent Directors meet at least twice a year in executive sessions. The sessions of independent Directors are presided over by the Lead Independent Director who is identified in the table below. Any independent Director can request that an additional session be scheduled.
Board of Directors and Committees
          During the last fiscal year, the Board of Directors held four regular meetings and eight special meetings. Each Director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during the period he served as a Director and (2) the total number of meetings held by committees of the Board of Directors on which he served. Members of the Board of Directors are expected to attend the Company’s Annual Meeting of Shareholders, and all attended our 2008 Annual Meeting of Shareholders. The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee. Set forth below is the current membership of each committee of the Board of Directors:

Nominating and
Audit		Corporate Governance
Committee	Compensation Committee	Committee	Executive Committee
Mr. Biro (Chairman)	Mr. Harris** (Chairman)	Dr. Stote (Chairman)	Mr. Birch* (Chairman)
Mr. Harris**	Dr. Kaiser	Mr. Harris**	Mr. Biro
Dr. Kaiser	Dr. Stote	Dr. Kaiser	Mr. Harris**

*	Not “independent” under Nasdaq listing standards.

**	Lead Independent Director.
Audit Committee and Audit Committee Financial Expert
          The Company has a separately-designated standing audit committee (the “Audit Committee”) established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee met six times during the last fiscal year. The Audit Committee is governed by the Audit Committee Charter adopted by the Board of Directors. A copy of the Audit Committee Charter is available on the Company’s website. A shareholder may also obtain a printed copy of this document, free of charge, by writing to Investor Relations, c/o DATATRAK International, Inc., 6150 Parkland Blvd., Mayfield Heights, Ohio 44124.
          The Audit Committee is responsible for the annual appointment of our auditors, with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, the accounting principles we use in financial reporting, internal financial auditing procedures and the adequacy of internal control procedures. Specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter.
          Our Board of Directors has determined that each of the members of the Audit Committee satisfies the current independence standards of Nasdaq and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. The Board of Directors also has determined that the Audit Committee Chairman, Mr. Biro, is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K. As an “audit committee financial expert,” Mr. Biro satisfies Nasdaq financial literacy and sophistication requirements.
Compensation Committee
          Our Compensation Committee met three times during the last fiscal year. The Compensation Committee is governed by the Compensation Committee Charter adopted by the Board of Directors. A copy of the Compensation

Committee Charter is available on the Company’s website. A shareholder may also obtain a printed copy of this document, free of charge, by writing to Investor Relations, c/o DATATRAK International, Inc., 6150 Parkland Blvd., Mayfield Heights, Ohio 44124.
          The Compensation Committee has the authority to administer our stock option plans and 2005 Omnibus Equity Plan, including the selection of grantees and the timing of grants, to review and monitor key employee compensation and benefits policies and to review and make recommendations to the Board of Directors regarding our senior management yearly compensation levels. Specific functions and responsibilities of the Compensation Committee are set forth in the Compensation Committee Charter.
          Our Board of Directors has determined that each of the members of the Compensation Committee satisfies the current Nasdaq independence standards.
Nominating and Corporate Governance Committee
          Our Nominating and Corporate Governance Committee met once during the last fiscal year. The Nominating and Corporate Governance Committee is governed by the Nominating and Corporate Governance Committee Charter adopted by the Board of Directors. A copy of the Nominating and Corporate Governance Committee Charter is available on the Company’s website. A shareholder may also obtain a printed copy of this document, free of charge, by writing to Investor Relations, c/o DATATRAK International, Inc., 6150 Parkland Blvd., Mayfield Heights, Ohio 44124.
          The Nominating and Corporate Governance Committee is responsible for (1) identifying, selecting and recommending qualified individuals as nominees for the Board of Directors at each Annual Meeting or when otherwise required to fill a vacancy or increase the size of the Board of Directors and (2) assisting the Board of Directors in developing and implementing the Company’s corporate governance policies and guidelines.
          The Nominating and Corporate Governance Committee will seek prospective Director nominees for an open Director position by soliciting suggestions from Committee members, other members of the Board of Directors, senior management or others. The Committee also may retain a third-party executive search firm to identify prospective Director nominees from time to time. Additionally, as discussed below, the Committee will accept shareholder recommendations regarding potential candidates for the Board of Directors.
          The Nominating and Corporate Governance Committee will evaluate Director nominees, including nominees that are submitted to the Company by a shareholder. In selecting new Directors of the Company, consideration is given to each individual Director’s personal qualities and abilities, the collective skills and aptitudes of the members of the Board of Directors for conducting oversight of the Company and its management, and duties imposed by law, regulation and the Company’s contractual obligations. Important factors include the following minimum qualifications:
•	A desire to represent the best interests of the shareholders;

•	An express commitment to the mission and success of the Company as well as an ability to work compatibly with the Board of Directors and senior management;

•	A history of outstanding achievements and the highest ethical standards, values and integrity;

•	Experience and knowledge that is relevant to the Company and which has been obtained as a director or in a senior executive position or in an academic, scientific or government position;

•	The ability and willingness to commit and devote the necessary time and energy to the diligent performance of his or her duties, including preparing for, attending and participating in meetings of the Board of Directors and one or more standing committees of the Board of Directors; and

•	Basic knowledge of corporate governance matters and the role of boards of public companies.

          In determining whether to recommend a Director for re-election, the Nominating and Corporate Governance Committee also considers the Director’s past attendance at meetings, past performance and contribution to the activities of the Board of Directors.
          The Nominating and Corporate Governance Committee will use the above enumerated factors to consider potential candidates regardless of the source of the recommendation. Shareholder recommendations for Director nominations may be submitted to the Company at the following address: Investor Relations, DATATRAK International, Inc., 6150 Parkland Boulevard, Suite 100, Mayfield Heights, Ohio 44124.
          Shareholder recommendations for Director nominations will be forwarded to the Nominating and Corporate Governance Committee for consideration, provided that such recommendations are accompanied by sufficient information to permit the Nominating and Corporate Governance Committee to evaluate the qualifications and experience of the nominees. Recommendations should include, at a minimum, the following:
•	The name and contact information for the candidate;

•	A brief biographical description of the candidate, including his or her employment for at least the last five years, educational history, and a statement that describes the candidate’s qualifications to serve as a Director;

•	A statement describing any relationship between the candidate and the nominating shareholder, and between the candidate and any employee, Director, customer, supplier, vendor or competitor of the Company; and

•	The candidate’s signed consent to be a candidate and to serve as a Director if nominated and elected, including being named in our proxy statement.
          Once the Nominating and Corporate Governance Committee has identified a prospective candidate, the Committee makes a determination whether to conduct a full evaluation of the candidate. This initial determination is based primarily on the Board of Director’s need to fill a vacancy or desire to expand the size of the Board of Directors as well as the likelihood that the candidate can meet the Committee’s evaluation criteria set out in the Committee’s charter as well as compliance with all other legal and regulatory requirements. The Nominating and Corporate Governance Committee will rely on public information about a candidate, personal knowledge of any Committee or member of the Board of Directors or member of management regarding the candidate, as well as any information submitted to the Committee by the person recommending a candidate for consideration. The Nominating and Corporate Governance Committee, after consultation with other members of the Board of Directors, will decide whether additional consideration of the candidate is warranted.
          If additional consideration is warranted, the Nominating and Corporate Governance Committee may request the candidate to complete a questionnaire that seeks additional information about the candidate’s independence, qualifications, experience and other information that may assist the Committee in evaluating the candidate. The Committee may interview the candidate in person or by telephone and also may ask the candidate to meet with senior management. The Committee then evaluates the candidate against the standards and qualifications set out in the Committee’s charter. Additionally, the Committee shall consider other relevant factors as it deems appropriate (including independence issues and family or related party relationships).
          Before nominating an existing Director for re-election at an Annual Meeting, the Nominating and Corporate Governance Committee will consider the Director’s past performance and contribution to the Board of Directors and its committees. After completing the evaluation of new candidates or existing Directors whose term is expiring, if the Committee believes the candidate would be a valuable addition to the Board of Directors or the existing Director is a valued member of the Board of Directors, then the Committee will make a recommendation to the full Board of Directors that such candidate or existing Director should be nominated by the Board of Directors. The Board of Directors will be responsible for making the final determination regarding prospective nominees after considering the recommendation of the Committee.
Executive Committee
          The Executive Committee has the authority to exercise all powers of the Board of Directors in the management of our business and affairs of at any time when the entire Board of Directors cannot meet. The Executive Committee did not meet during our 2008 fiscal year.

Code of Business Conduct and Ethics and Financial Code of Ethics
          The Board of Directors has adopted both our Code of Business Conduct and Ethics and our Financial Code of Ethics, copies of which are available on the Company’s website. You can also obtain printed copies of these documents, free of charge, by writing to Investor Relations, c/o DATATRAK International, Inc., 6150 Parkland Blvd., Mayfield Heights, Ohio 44124.
Shareholder Communication with the Board of Directors
          Shareholders may communicate their concerns directly to the entire Board of Directors or specifically to non-management Directors of the Board of Directors by submitting in writing to us at the following address: Investor Relations, DATATRAK International, Inc., 6150 Parkland Boulevard, Suite 100, Mayfield Heights, Ohio 44124. The status of all outstanding concerns addressed to the entire Board of Directors or only non-management Directors will be reported to the Lead Independent Director, on a quarterly basis. Mr. Harris has been designated as the Lead Independent Director.

EXECUTIVE OFFICER COMPENSATION
Summary Compensation Table
          The table below sets forth information regarding the compensation earned during fiscal years 2008 and 2007 by: (i) the Company’s Chief Executive Officer as of December 31, 2008; (ii) the two other most highly compensated executive officers of the Company who were serving as executive officers at the end of fiscal 2008; and (iii) a former executive officer who would have been included in (ii) had he been employed by the Company at the end of the fiscal year. These persons are referred to herein as our “Named Executive Officers.”

				Stock	Option	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation
Position	Year	($)	($)	($)	($) (7)(8)(9)	($)	Total ($) (10)

Dr. Jeffrey A. Green	2008	220,000	—	—	33,060	—	253,060
President, Chief Executive	2007	220,000	—	—	46,635	—	266,635
Officer and Director (PEO)(1)

G. Matthew Delaney	2008	150,000	39,984 (4)	35,265 (5)	565	—	225,814
Interim President (2)	2007	—	—	—	—	—	—

Raymond J. Merk	2008	151,635	—	—	1,504	—	153,139
Vice President of Finance,	2007	130,961	—	37,250 (6)	—	—	168,211
Chief Financial Officer and Treasurer (PFO)

Terry C. Black	2008	90,000	—	—	11,940	130,519 (3)	232,459
Former Chief Operating	2007	173,538	—	—	20,083	—	193,621
Officer and Assistant Secretary (3)

(1)	Dr. Green retired from the Company on January 21, 2009. In connection with his retirement, Dr. Green will receive two years of severance totaling $440,000 to be paid out evenly over a two year period.

(2)	As of April 12, 2009, Mr. Delaney was no longer employed with the Company. In connection with his separation from the Company Mr. Delaney was entitled to receive one year of severance totaling $150,000 to be paid out evenly over 12 months. However, on May 29, 2009, following notice by the Company to Mr. Delaney that he had violated certain covenants of his employment agreement with the Company, all remaining payment obligations to Mr. Delaney were terminated.

(3)	As of June 20, 2008, Mr. Black was no longer employed with the Company. In connection with his separation from the Company, Mr. Black was entitled to one year of severance pay totaling $180,000. Mr. Black received

$90,000 in severance payments in 2008. In addition, Mr. Black received $23,695 at the time of his departure representing compensation for unused vacation time. As part of his separation agreement Mr. Black was entitled to reimbursement of health insurance premiums during his one year severance period. Mr. Black received $6,153 in health insurance reimbursements in 2008. The Company also provided outplacement services totaling $10,000 for Mr. Black in 2008. Subsequent to his separation the Company entered into a one year consulting agreement with Mr. Black providing compensation on an hourly basis. The Company paid Mr. Black $671 for consulting services in 2008.

(4)	Mr. Delaney was responsible for the performance of the sales and marketing team and as such participated in a bonus program based on the amount of revenue generated from the DATATRAK eClinical platform. Mr. Delaney received $39,984 in bonuses related to this program in 2008.

(5)	On August 13, 2007, Mr. Delaney was granted 10,000 restricted Common Shares with a grant date fair value of $3.99 per share for which $19,950 of stock compensation expense was recorded for the year ended December 31, 2008. On May 19, 2008, Mr. Delaney was granted 35,000 restricted Common Shares with a grant date fair value of $0.70 per share for which $15,315 of stock compensation expense was recorded for the year ended December 31, 2008. Upon Mr. Delaney’s separation from the Company in 2009, all 45,000 restricted Common Shares were forfeited back to the Company.

(6)	On November 10, 2006, Mr. Merk was granted 10,000 restricted Common Shares with a grant date fair value of $4.47 per share for which $37,250 of stock compensation expenses was recorded for the year ended December 31, 2007.

(7)	The dollar values described above are the aggregate dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008 and December 31, 2007, in accordance with SFAS 123(R), “Share-Based Payment,” and SEC rules for executive compensation disclosure.

(8)	The option awards and the dollar values included in the option awards column for the year ended December 31, 2008 are as follows: stock option compensation expense recorded for Dr. Green for the year ended December 31, 2008 was $33,060 for stock options granted in 2004 with a grant date fair value of $7.35 per share; stock option compensation expense recorded for Mr. Delaney for the year ended December 31, 2008 was $565 for stock options granted in 2008 with a grant date fair value of $0.29 per share; stock option compensation expense recorded for Mr. Merk for the year ended December 31, 2008 was $1,504 for stock options granted in 2008 with a grant date fair value of $0.29 per share; stock option compensation expense recorded for Mr. Black for the year ended December 31, 2008 was $11,940 for stock options granted in 2004 with a grant date fair value of $6.37 per share.

(9)	The grant date fair value of the options granted was determined by using the Black-Scholes option valuation model. The following assumptions were used to estimate the fair value of the options granted using the Black-Scholes option valuation model:

	Year Ended December 31,
	2008	2004
Weighted average risk free interest rate	3.6%	4.1%
Weighted average volatility of the expected market price of the common shares	0.85	1.01
Dividend yield	0.0%	0.0%
Weighted-average expected life of option	7 years	8 years

(10)	No other compensation, perquisites or other personal benefits were received by the Named Executive Officers.
Narrative Disclosure To Summary Compensation Table and Grants
Employment Agreements
          In 2008, we were a party to an employment agreement with each of our Named Executive Officers. Each employment agreement sets forth the terms of that officer’s employment, including among other things, salary, benefits, termination provisions, and certain restrictive covenants. Certain material terms of each executive officer’s employment agreement are described below. As of July 1, 2009, three of the four Named Executive Officers were no longer employed by the Company and as such certain severance and other benefits and obligations under the employment agreements have been triggered as a result of their separation. Those Named Executive Officers who are receiving separation payments pursuant to their employment agreements are identified below.
          Dr. Jeffrey A. Green. In February 2001, we entered into an employment agreement with Dr. Green providing for an initial term of one year. The agreement automatically renewed for successive one-year periods thereafter unless certain prior notice requirements were satisfied. The base salary initially provided for in this agreement was $180,000 per year, and was to be reviewed at least annually by the Compensation Committee. Subsequent reviews by the Compensation Committee increased the base salary component of Dr. Green’s agreement to $220,000 per year as of December 31, 2008. Effective January 21, 2009, Dr. Green stepped down from his position as the Chief Executive Officer as well as a member of the Board of Directors in connection with a mutually desired management transition, and in connection therewith, Dr. Green entered into a separation agreement with the Company pursuant to which, among other things, Dr. Green will be entitled to the rights, obligations, payments and benefits as provided by his employment agreement in the event of a “Termination by Employee for Good Reason” as described in greater detail below. Pursuant to the separation agreement, Dr. Green will also provide certain advisory and consulting services to the Company in exchange for a one-time retainer fee of $1,000 and the provision of certain health/medical insurance benefits during the three month period commencing January 21, 2009. In addition, this separation agreement includes a mutual release of claims each party may have against the other, and Dr. Green also agreed to certain noncompetition and nondisclosure provisions for a period of up to twenty-four months following his separation from the Company effective January 21, 2009.
          Dr. Green’s employment agreement provided for his employment to be terminated with or without cause, upon his death or disability or with sufficient reason. Additionally, under the agreement, Dr. Green was entitled to terminate his employment for “good reason.” “Good reason” for such termination would exist if at any time, (1) there was a material breach of Dr. Green’s employment agreement by the Company, (2) shareholders failed to elect Dr. Green to the Board of Directors or Dr. Green was otherwise removed from the Board of Directors, and (3) except in connection with the termination of Dr. Green’s employment in strict compliance with the terms of the agreement, the Board of Directors (a) failed to elect Dr. Green to his executive position, (b) failed to vest Dr. Green with the powers and authority customarily associated with his position or (c) significantly diminished his responsibilities, duties, power or authority. If Dr. Green terminated his employment for good reason, he would have been entitled to continue to receive his base salary for two years following the date of such termination. If Dr. Green’s employment was terminated in connection with the sale of our business, he would have been entitled to continue to receive his base salary for one year following the date of such termination. If his employment was terminated without cause or without sufficient reason, he would have been entitled to continue to receive his base salary for a period of two years subsequent to the date of termination. If Dr. Green would have terminated his employment without good reason, or if he was terminated for “cause,” then he would have been entitled to receive his base salary through the date of termination. For purposes of Dr. Green’s agreement, “cause” was defined as a determination by the Board of Directors that the employee was (1) convicted of a felony involving moral turpitude or a felony in connection with his employment, (2) engaged in fraud, embezzlement, material willful destruction of property or material disruption of our operations, (3) used or was in possession of illegal drugs and/or alcohol on our premises or reporting to work under the influence of same, or (4) engaged in conduct, in or out of the workplace, which in our reasonable determination has an adverse effect on our reputation or business. “Sufficient reason” meant a good faith determination that the employee failed to adequately perform his duties as an officer or achieve the business objectives mutually agreed upon by the parties.
          Terry C. Black. In February 2001, we entered into an employment agreement with Mr. Black providing for an initial term of one year. The agreement automatically renewed for successive one-year periods thereafter unless certain prior notice requirements were not satisfied. The base salary initially provided for in this agreement was $125,000 per year, to be reviewed at least annually by the Compensation Committee. Subsequent reviews by the Compensation Committee increased the base salary component of Mr. Black’s agreement to $180,000 per year effective April 1, 2007. On May 21, 2008, the Board of Directors eliminated Mr. Black’s position as Chief Operating Officer, and effective June 20, 2008 (the “Date of Separation”), Mr. Black was no longer an employee of the Company. On July 7, 2008, the Company and Mr. Black entered into a separation agreement pursuant to which, among other things, Mr. Black will provide certain advisory and consulting services regarding the business of the Company for no more than one hundred (100) hours per calendar quarter during the twelve (12) month period commencing on the Date of Separation, which may be extended by mutual agreement of both parties. The Company will compensate Mr. Black for his advisory and consulting services at a rate of $120.00 per hour. In addition, the separation agreement provides that pursuant to Mr. Black’s employment agreement, the Company will continue Mr. Black’s salary for a period of twelve (12) months commencing on the first regular payday following the Date of Separation through and including June 19, 2009, and also that the Company will pay for certain outplacement services for Mr. Black in an amount not to exceed $10,000. The separation agreement includes a mutual release of claims each party may have against the other, and also provides that the Company will pay Mr. Black all earned but unused paid time off less applicable payroll taxes and withholdings on the Company’s first regular payday following the Date of Separation, and that Mr. Black will be entitled to the same medical benefits as other active senior executives of the Company until June 30, 2009.
          Mr. Black’s employment agreement provided that his employment could have been terminated with or without cause or upon his death or disability. Additionally, Mr. Black was entitled to terminate his employment for “good reason.” If Mr. Black were to have terminated his employment for good reason, he would have been entitled to receive his base salary for a period of one year following the date of such termination. If Mr. Black’s employment were to have been terminated in connection with a sale of our business, he would have been entitled to continue to receive his base salary for one year following the date of such termination. If his employment was terminated without cause, he would have been entitled to receive his base salary for a period of one year subsequent to the date of termination. If Mr. Black terminated his employment without good reason, or if he was terminated for “cause,” he would have been entitled to receive his base salary through the date of termination. For purposes of Mr. Black’s agreement, “cause” was defined as a determination by the Board of Directors that the employee was (1) convicted of a felony involving moral turpitude or a felony in connection with his employment, (2) engaged in fraud, embezzlement, material willful destruction of property or material disruption of our operations, (3) using or in possession of illegal drugs and/or alcohol on our premises or reporting to work under the influence of same, or (4) engaged in conduct, in or out of the workplace, which in our reasonable determination would have had an adverse effect on our reputation or business. Mr. Black’s agreement also included certain noncompetition and nondisclosure provisions, which continue for a period up to eighteen months from his Date of Separation.
          Raymond J. Merk. In April 2008, we entered into an employment agreement with Mr. Merk providing for an initial term of one year. This agreement, which remains in effect, automatically renews for successive one-year periods thereafter unless certain prior notice requirements are satisfied. The base salary initially provided for in this agreement is $150,000 per year, to be reviewed at least annually by the Compensation Committee. No bonuses were paid for fiscal 2008. Effective January 21, 2009, the base salary to be provided for Mr. Merk pursuant to this agreement will be $175,000 per year. Bonuses may be paid to Mr. Merk at the discretion of the Compensation Committee. The agreement also provides Mr. Merk with the right to participate in all benefits plans made available to our executives and/or employees. Mr. Merk’s employment may be terminated with or without cause or upon his death or disability. Additionally, Mr. Merk is entitled to terminate his employment for “good reason.” If Mr. Merk terminates his employment for good reason, he will be entitled to receive his base salary for a period of one year following the date of such termination. If Mr. Merk’s employment is terminated in connection with a sale of our business, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause, he will be entitled to receive his base salary for a period of one year subsequent to the date of termination. If Mr. Merk terminates his employment without good reason, or if he is terminated for “cause,” he will be entitled to receive his base salary through the date of termination. For purposes of Mr. Merk’s agreement, “cause” is defined as a determination by the Board of Directors that the employee was (1) convicted of a felony involving moral turpitude or a felony in connection with his employment, (2) engaged in fraud, embezzlement, material willful destruction of property or material disruption of our operations, (3) using or in possession of illegal drugs and/or alcohol on our premises or reporting to work under the influence of same, or (4) engaged in conduct, in or out of the workplace, which in our reasonable determination has an adverse effect on our reputation or business. Mr. Merk also agreed to certain noncompetition and nondisclosure provisions, which continue under certain conditions for a period up to eighteen months following a termination of Mr. Merk’s employment.

          G. Matthew Delaney. Effective May 15, 2008, the Company entered into an employment agreement with Mr. Delaney which provides for an initial term of one year, and automatically renews for successive one year periods thereafter unless certain prior notice requirements are satisfied. The base salary initially provided for in the employment agreement is $150,000 per year, to be reviewed at least annually by the Compensation Committee. In addition, the agreement provides for a grant of 35,000 restricted common shares of the Company pursuant to the Company’s 2005 Omnibus Equity Plan, and all such restricted common shares will become fully vested one year from the date of grant. On March 13, 2009, the Board of Directors removed Mr. Delaney as the Company’s Interim President and his employment with the Company was terminated effective April 12, 2009. Pursuant to the terms of his employment agreement, as described in greater detail below, Mr. Delaney will be entitled to receive one (1) year of salary continuation commencing on April 13, 2009 and up to $10,000 in outplacement services from an agency to be selected by the Company.
          Mr. Delaney’s employment agreement provided that his employment could have been terminated with or without cause or upon his death or disability. Additionally, Mr. Delaney was entitled to terminate his employment for “good reason.” If Mr. Delaney had terminated his employment for good reason, he would have been entitled to receive his base salary for a period of one year following the date of such termination. If Mr. Delaney’s employment was terminated in connection with a sale of our business, he would have been entitled to continue to receive his base salary for one year following the date of such termination. If his employment was terminated without cause, he would have been entitled to receive his base salary for a period of one year subsequent to the date of termination. If Mr. Delaney would have terminated his employment without good reason, or if he was terminated for “cause,” he would have been entitled to receive his base salary through the date of termination. For purposes of Mr. Delaney’s agreement, “cause” was defined as a determination by the Board of Directors that the employee was (1) convicted of a felony involving moral turpitude or a felony in connection with his employment, (2) engaged in fraud, embezzlement, material willful destruction of property or material disruption of our operations, (3) using or in possession of illegal drugs and/or alcohol on our premises or reporting to work under the influence of same, or (4) engaged in conduct, in or out of the workplace, which in our reasonable determination would have had an adverse effect on our reputation or business. The employment agreement allowed for the payment of bonuses to be paid Mr. Delaney at the discretion of the Compensation Committee. The agreement also provided Mr. Delaney with the right to participate in all benefits plans made available to our executives and/or employees. Mr. Delaney also agreed to certain noncompetition and nondisclosure provisions which continue under certain conditions for a period up to eighteen months following his termination from the Company effective April 12, 2009. By letter dated May 29, 2009, the Company notified Mr. Delaney that it had become aware that Mr. Delaney had violated certain covenants of his employment agreement, and accordingly, the Company was terminating the remaining salary continuation payments described above. Mr. Delaney remains subject to the confidentiality, non-competition, non-interference and similar provisions in his employment agreement.

              The following table and related notes and discussion summarize certain information with respect to outstanding equity awards held by the Named Executive Officers as of December 31, 2008, presented in accordance with SEC rules.
2008 Outstanding Equity Awards at Fiscal Year-End Table

	Outstanding Equity Awards at Fiscal Year End
	Option Awards					Stock Awards
		Number of
	Number of	Securities				Number of	Market
	Securities	Underlying	Option			Shares	Value of
	Underlying	Options	Exercise			That Have	Shares That
	Options	(#)	Price	Option Expiration		Not	Have
Name	(#) Exercisable	Unexercisable	($)	Date		Vested	Not Vested

Dr. Jeffrey A. Green	130,000	—	2.42	12/9/2009	(3)	—	—
	33,750	—	1.85	6/4/2012	(3)	—	—
	16,500	—	4.05	12/23/2013	(3)	—	—
	18,000	—	7.35	12/28/2014	(3)	—	—
Terry C. Black	46,875	—	2.42	12/9/2009	(4)	—	—
	11,720	—	1.85	6/4/2012	(4)	—	—
	10,500	—	4.05	12/23/2013	(4)	—	—
	7,500	—	7.35	12/28/2014	(4)	—	—
G. Matthew Delaney	15,000	15,000 (1)	0.37	08/11/2018		45,000 (5)	$9,450
Raymond J. Merk	40,000	40,000 (2)	0.37	08/11/2018		—	—

(1)	Mr. Delaney’s unvested options vest as follows: (i) 5,000 on August 11, 2009, (ii) 5,000 on August 11, 2010; and (iii) 5,000 on August 11, 2011. Upon Mr. Delaney’s separation from the Company in 2009, all 15,000 options were forfeited back to the Company.

(2)	Mr. Merk’s unvested options vest as follows: (i) 13,333 on August 11, 2009, (ii) 13,333 on August 11, 2010; and (iii) 13,334 on August 11, 2011.

(3)	Pursuant to the terms of his separation agreement with the Company, Dr. Green’s option awards expired on April 21, 2009.

(4)	Pursuant to the terms of his separation agreement and stock option agreements with the Company, Mr. Black shall only have the right to exercise stock options under such stock option agreements for a period of 90 days following the expiration of Mr. Black’s advisory and consulting services as set forth in his separation agreement.

(5)	Upon Mr. Delaney’s separation from the Company in 2009, all 45,000 restricted Common Shares were forfeited back to the Company.
Additionally, with respect to our 2005 Omnibus Equity Plan (the “2005 Omnibus Plan”), all stock options to purchase Common Shares granted thereunder to a Named Executive Officer vest immediately upon such Named Executive Officer’s termination by “Death”, “Disability,” or “Retirement,” as such terms are defined in our 2005 Omnibus Plan. Under the 2005 Omnibus Plan, all awards become vested upon a “Change in Control,” as such term is defined in our 2005 Omnibus Plan.

Director Compensation
          On June 9, 2009, the Board of Directors approved certain amendments to the Director compensation plan in place for 2008, which will take effect commencing in 2010. The Director compensation plan currently in place will remain in effect through the completion of 2009.
          Also effective June 9, 2009, Mr. Birch will no longer receive additional compensation for his services as Chairman or as a member of the Board of Directors.
          Under the current Director compensation program, each Director receives an annual retainer payable solely in stock options with a value of $32,000. Each new non-management Director receives an annual retainer payable in stock options with a value of between $32,000 and $48,000 for their first year of service. There were no new non-management Directors appointed in 2008.
          In addition, the current Director compensation plan provides for $5,000 per month in cash compensation to the Chairman of the Board of Directors and an additional option grant in connection with the fourth quarter grant equal to the difference between 50,000 options and the number of options received during the year (including the normal fourth quarter grant). As indicated above, Mr. Birch is not eligible to receive these payments for his service as Chairman of the Board of Directors. The chair of our Audit Committee receives an additional annual payment of $4,000 in stock options and the chairs of our Compensation and Nominating and Corporate Governance Committees receive an additional annual payment of $2,000 in stock options. All of the annual payments are paid on a quarterly basis. The current Director compensation plan further provides that each non-management Director will be paid a fee, payable quarterly in stock options, ranging from $500 to $1,000 per each attended meeting of our Board of Directors or a committee; provided that Directors will not be paid for a committee meeting when that meeting coincides with a quarterly meeting of the Board of Directors. Directors will also receive reimbursement for reasonable expenses incurred in attending meetings of the Board of Directors.
          Notwithstanding the foregoing, in the event that shareholders approve and adopt the 2009 Omnibus Plan, no additional stock option grants will be made to Directors during 2009.
          For purposes of Director payments, stock options are valued at the closing price on the third business day following each quarterly earnings announcement. The aggregate number of stock options granted to Directors in each quarter under the current Director compensation plan shall not exceed 42,000 shares. In the event that the aggregate value of Director compensation for the quarter would, according to the above methodology, result in the issuance of greater than 42,000 options in the aggregate, each Director’s option shall be proportionately reduced (based on each Director’s compensation for the quarter as a percent of the whole) so that the total option shares granted equals 42,000.
          As a result of the deterioration in the Company stock price over the last twelve months, this 42,000 per quarter aggregate Director options limitation has substantially reduced the actual value received by the Directors in 2008 to a level substantially below the target retainer, chair fees and meeting fees described herein.
          Commencing in 2010, pursuant to the terms of the amended Directors compensation plan, each Director will receive an annual grant of a fixed number of stock options ranging from 10,000 to 15,000, as determined by the Compensation Committee. These grants will be fully vested on the date of grant. In addition to stock option grants, beginning in the first quarter of 2010, each Director will receive quarterly cash payments, consisting of a $1,000 payment in the first quarter, and payments thereafter increasing in value by $1,000 each successive quarter until the quarterly cash payment equals $4,000.
          The following table and related notes and discussion summarize certain information concerning the annual or long-term compensation for services in all capacities, for the fiscal year ended December 31, 2008, to the Company’s non-management Directors:

	Fees Earned
	or	Stock	Option
	Paid in Cash	Awards	Awards	Total ($) (2)
Name	($) (1)	($)	($)(2)(3)(4)	(11)
Laurence P. Birch (5)	37,500	—	22,427	59,927
Timothy G. Biro (6)	—	—	19,405	19,405
Seth B. Harris (7)	—	—	17,102	17,102
Dr. Jerome H. Kaiser (8)	—	—	15,371	15,371
Dr. Mark J. Ratain (9)	—	—	12,834	12,834
Dr. Robert M. Stote (10)	—	—	15,981	15,981

(1)	Fees earned or paid in cash to Mr. Birch represent compensation for serving as the Chairman of the Board of Directors since May 15, 2008. Mr. Birch earns a monthly cash fee of $5,000.

(2)	Represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal year 2008 in accordance with FAS 123(R).

(3)	The grant date fair value of the options granted was determined by using the Black-Scholes option valuation model. The following assumptions were used to estimate the fair value of the options granted using the Black-Scholes option valuation model: (i) weighted-average risk free interest rate ranging from 3.36% to 3.78%; (ii) weighted-average volatility of the expected market price of the Common Shares ranging from 0.841 to 0.863; (iii) dividend yield, 0%; and (iv) weighted-average expected life of option, seven years. Stock option award expense recorded for Mr. Birch for the year ended December 31, 2008 was $22,427 (8,400 shares awarded with a grant date fair value of $1.37; 7,149 shares awarded with a grant date fair value of $0.54; 8,129 shares awarded with a grant date fair value of $0.29; and 26,120 shares awarded with a grant date fair value of $0.18); stock option award expense recorded for Mr. Biro for the year ended December 31, 2008 was $19,405 (7,754 shares awarded with a grant date fair value of $1.37; 8,043 shares awarded with a grant date fair value of $0.54; 9,484 shares awarded with a grant date fair value of $0.29; and 9,379 shares awarded with a grant date fair value of $0.18); stock option award expense recorded for Mr. Harris for the year ended December 31, 2008 was $17,102 (7,108 shares awarded with a grant date fair value of $1.37; 6,553 shares awarded with a grant date fair value of $0.54; 8,129 shares awarded with a grant date fair value of $0.29; and 8,155 shares awarded with a grant date fair value of $0.18); stock option award expense recorded for Dr. Kaiser for the year ended December 31, 2008 was $15,371 (5,492 shares awarded with a grant date fair value of $1.37; 7,447 shares awarded with a grant date fair value of $0.54; 8,129 shares awarded with a grant date fair value of $0.29; and 8,155 shares awarded with a grant date fair value of $0.18); stock option award expense recorded for Dr. Ratain for the year ended December 31, 2008 was $12,834 (6,785 shares awarded with a grant date fair value of $1.37 and 6,553 shares awarded with a grant date fair value of $0.54); and stock option award expense recorded for Dr. Stote for the year ended December 31, 2008 was $15,981 (6,461 shares awarded with a grant date fair value of $1.37; 6,255 shares awarded with a grant date fair value of $0.54; 8,129 shares awarded with a grant date fair value of $0.29; and 7,748 shares awarded with a grant date fair value of $0.18).

(4)	All of our Directors option awards are fully vested and reflected in each Director’s entry contained in the “Security Ownership of Certain Beneficial Holders and Management” table.

(5)	As of December 31, 2008, Mr. Birch had 57,928 exercisable stock options with various per share exercise prices as follows: (i) 26,120 options at $0.24; (ii) 8,129 options at $0.37; (iii) 7,149 options at $0.69; (iv) 8,400 options at $1.79; and (v) 8,130 options at $2.20. Mr. Birch is to receive a minimum of 50,000 options per year as compensation for serving as the Company’s Chairman of the Board of Directors.

(6)	As of December 31, 2008, Mr. Biro had 128,122 exercisable stock options with various per share exercise prices as follows: (i) 9,379 options at $0.24; (ii) 9,484 options at $0.37; (iii) 8,043 options at $0.69; (iv) 7,754 options at $1.79; (v) 37,500 options at $1.97; (vi) 7,587 options at $2.20; (vii) 18,750 options at $2.50; (viii) 18,750 options at $3.46; and (ix) 10,875 options at $7.56.

(7)	As of December 31, 2008, Mr. Harris had 141,344 exercisable stock options with various per share exercise prices as follows: (i) 8,155 options at $0.24; (ii) 8,129 options at $0.37; (iii) 6,553 options at $0.69; (iv) 18,750 options at $1.33; (v) 7,108 options at $1.79; (vi) 37,500 options at $1.97; (vii) 6,774 options at $2.20; (viii) 18,750 options at $2.50; (ix) 18,750 options at $3.46; and (x) 10,875 options at $7.56.

(8)	As of December 31, 2008, Dr. Kaiser had 136,601 exercisable stock options with various per share exercise prices as follows: (i) 8,155 options at $0.24; (ii) 8,129 options at $0.37; (iii) 7,447 options at $0.69; (iv) 18,750 options at $1.33; (v) 5,492 options at $1.79 (vi) 37,500 options at $1.97; (vii) 6,503 options at $2.20; (viii) 15,000 options at $2.42; (ix) 18,750 options at $3.46; and (x) 10,875 options at $7.56.

(9)	As of December 31, 2008, Mr. Ratain was no longer a member of the Board of Directors and had no options outstanding since they expired pursuant to the terms of his option agreements.

(10)	As of December 31, 2008, Dr. Stote had 63,221 exercisable stock options with various per share exercise prices as follows: (i) 7,748 options at $0.24; (ii) 8,129 options at $0.37; (iii) 6,255 options at $0.69; (iv) 6,461 options at $1.79; (v) 6,503 options at $2.20; (vi) 18,750 options at $3.46; and (vii) 9,375 options at $7.56.

(11)	There were no outstanding unexercisable stock options for any member of the Board of Directors as of December 31, 2008.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          The Audit Committee has reviewed the audit fees of the independent registered public accounting firm. During the fiscal years ended December 31, 2008 and December 31, 2007, Ernst & Young LLP provided us with various audit and non-audit services. Set forth below are the aggregate fees for services billed, on a consolidated basis, by Ernst & Young LLP for providing the services indicated for the fiscal years ended December 31, 2008 and December 31, 2007:

	Year End	Year End
	December 31,	December 31,
	2008	2007
Audit fees(1)	$335,300	$369,350
Audit-Related fees(2)(5)	—	—
Tax fees(3)(5)	3,600	—
All Other Fees(4)(5)	1,625	1,625
Total	$340,525	$370,975

(1)	Includes fees and expenses related to the fiscal year audit, quarterly reviews, interim review, consents in respect of SEC filings, and, as applicable, audit of internal controls under Sarbanes-Oxley notwithstanding when the fees and expenses were billed or when the services were rendered.

(2)	Assurance and related services that are reasonably related to the performance of the audit or review of the financial statement and not reported under audit fees.

(3)	Tax compliance, tax advice and tax planning.

(4)	All other services not reported under (1) through (3) above.

(5)	Includes fees and expenses for services rendered from January through December of the fiscal year, notwithstanding when the fees and expenses were billed.
          Prior to each fiscal year, the Audit Committee receives a written report from its outside auditors describing the elements expected to be performed in the course of its audit of the Company’s financial statements for the coming year.
          The Audit Committee has adopted a policy that requires advance approval of all audit and non-audit services provided by our independent registered public accounting firm prior to the engagement of the independent registered public accounting firm with respect to such services. The Chairman of the Audit Committee has been delegated the authority by the Audit Committee to evaluate and pre-approve the engagement of the independent registered public accounting firm when the entire Audit Committee is unable to do so. The Chairman must report all such pre-approvals to the entire Audit Committee at the next committee meeting. All of the services described above for our 2008 fiscal year were pre-approved by the Audit Committee.
          A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information concerning Common Shares authorized or available for issuance under our equity compensation plans as of the December 31, 2008.

Number of
Securities
Remaining
Available
		Weighted-	for Future
	Number of	Average	Issuance
	Securities to be	Exercise	Under Equity
	Issued Upon	Price of	Compensation
	Exercise of	Outstanding	Plans
	Outstanding	Options,	(Excluding
	Options,	Warrants	Securities
Plan	Warrants	and	Reflected
Category	and Rights	Rights	in Column (a))
	(a)	(b)	(c) (2)
Equity compensation plans approved by shareholders	1,207,549	$2.15	366,376
Equity compensation plans not approved by shareholders(1)	327,743	$6.00	—

Total	1,535,292	$2.97	366,376

(1)	The terms of our March 2007 private placement of 1,986,322 Common Shares required the issuance of 297,948 warrants to purchase additional Common Shares to certain purchasers at $6.00 per share. An additional 29,795 warrants were issued at $6.00 per share to the placement agents who assisted the Company in the private placement. To date, none of these warrants have been exercised. These warrants expire on March 19, 2012.

(2)	The table excludes 411,750 shares reserved for future grants under previously established share option plans which are not expected to be granted.

APPROVAL AND ADOPTION OF THE DATATRAK INTERNATIONAL, INC.
2009 OMNIBUS EQUITY PLAN
Introduction
          Historically, stock options have been an essential part of the Company’s compensation program for executive officers, key employees and Directors. Stock options align executive compensation with the amount of appreciation realized by the Company’s shareholders over comparable periods. Stock options also provide officers, employees and Directors with the opportunity to acquire and build a meaningful ownership interest in the Company.
          Recently, however, the price of our Common Shares has been significantly impacted by both the worldwide economic downturn and Company-specific challenges. The Company believes that this decline in share value, in combination with an insufficient pool of available options under our existing equity plans, poses a significant impediment to the Company’s overall goal of retaining and motivating employees and Directors upon whom the Company and its shareholders rely to help execute the Company’s restructuring and continued improvement of operating results. On July 1, 2009, the last reported bid price of our Common Shares was $0.30 per share.
          As previously disclosed, in response to the economic downturn, the Company has made substantial headcount reductions and taken other cost-cutting measures. Since June 2007, we have eliminated approximately 70 positions, optimized our operational efficiencies and streamlined our cost structure including the closure of our German office and the transition of our global help desk and European client support operations to our Cleveland, Ohio office. In January 2009, the Company announced the retirement of Dr. Jeffrey Green as Chief Executive Officer and a member of our Board of Directors. Mr. Laurence P. Birch, our Chairman, has assumed the role of Interim Chief Executive Officer and Interim President. Also in January 2009, Mr. Raymond J. Merk assumed the role and responsibilities of Chief Operating Officer in addition to his Chief Financial Officer duties.
          As a result of the Company’s extensive management and operational restructuring, the Company has begun experiencing significantly improved results, including improvements in gross profit margin and reductions in losses from operations. For the three months ended March 31, 2009, the Company’s loss from operations was $(787,000) compared to $(2,225,000) for the same three month period in 2008. The 2009 first quarter loss of $(787,000) includes $634,000 of severance charges related primarily to the separation of two executive officers of the Company. Excluding severance charges from both comparable periods, the Company’s loss from operations would be $(153,000) in the current year first quarter compared to $(2,199,000) during the same period in 2008. The Company’s operating loss in the fourth quarter of 2008 was $(109,000) compared to an operating loss of $(2,632,000) in the fourth quarter of 2007. We believe that the Company’s current executive officers, employees and Directors are responsible for the positive trends in our results and are vital to the continued success of the Company.
          In order maintain the current management structure, the Company believes that it is critical that the value of the Company’s stock option program be restored and that the Company’s officers, employees and Directors be appropriately compensated. In addition, as a result of recent modifications to the existing Director compensation plan, Directors will be receiving fewer option grants commencing in fiscal 2010. For additional details regarding the new Director compensation plan, see “Director Compensation” beginning on page 17 of this Proxy Statement. The imbalance between the high level of commitment required of our officers, employees and Directors to achieve the Company’s goals and the low level of equity compensation received by such individuals must be corrected because the loss of one or more of these individuals could result in significant setbacks for the Company. If such a loss were to occur, it is unlikely that a suitable replacement would be available given the current economic climate and the significant individual efforts that are required to increase the Company’s revenues and improve the Company’s operating results.
          Currently, there are 342,376 Common Shares available for issuance under the 2005 Omnibus Plan, the Company’s sole existing share-based award plan under which Common Shares are available for future grants. Considering the current imbalance between the significant demands being placed on the Company’s management and Directors and the compensation received by such individuals, the Common Shares currently available for issuance under the 2005 Omnibus Plan are insufficient to address this imbalance as well as ensure the retention of the Company’s current management team. Therefore, the Board of Directors is requesting that shareholders approve the DATATRAK International, Inc. 2009 Omnibus Equity Plan (the “2009 Omnibus Plan”) under which a total of 2,100,000 Common Shares will be available for issuance. If the 2009 Omnibus Plan is approved, no further grants will be made under the 2005 Omnibus Plan. Absent shareholder approval of the 2009 Omnibus Plan, the Company’s Compensation Committee does not believe that it will have a sufficient pool of share-based awards to maintain the Company’s current management team and ensure continuity on the Board of Directors, which could jeopardize the Company’s continued progress.
          As disclosed on June 15, 2009 in the Company’s Current Report on Form 8-K, in connection with the Company’s continued reorganization efforts and in recognition of the efforts of the Company’s management and Directors, the Board of Directors approved the DATATRAK International, Inc. 2009 Cash Incentive Plan (the “2009 Cash Incentive Plan”) for the fiscal year ending December 31, 2009, in which the Company’s executive officers and certain key employees are eligible to earn cash bonus payments upon the achievement of predetermined performance goals. The 2009 Cash Incentive Plan is structured to enhance shareholder value through further alignment of the interests of shareholders and management.
          In addition, on June 9, 2009, in connection with the adoption of the 2009 Omnibus Plan, the Board of Directors approved an aggregate of 1,165,500 additional equity grants to officers, employees and Directors, subject to shareholder approval of the 2009 Omnibus Plan, aimed at providing current management and Directors with appropriate equity compensation levels. These equity grants remain subject only to the approval of the Company’s shareholders. Shareholder approval of the 2009 Omnibus Plan will constitute approval of these grants. Of the 1,165,500 total options granted, 568,212 grants have been awarded to executive officers, 345,000 to key employees and 252,288 to Directors. While these grants are sizeable, the Board of Directors believes that they are not only appropriate, but critical to the Company’s ability to retain its current management and Directors, and a key element in the Company’s continued success. For additional information regarding these grants, see “New Plan Benefits” on page 28 of this Proxy Statement. The Board of Directors believes that these grants are necessary for the Company to derive the benefits of the restructuring process and achieve its goal of maximizing shareholder value.
Purpose of the 2009 Omnibus Plan
          The Board of Directors believes that share-based awards are an important component of the Company’s overall compensation programs. As discussed above, the Board of Directors believes that providing substantial new equity awards at the present time is critical to retaining the current management team and maintaining continuity on the Board of Directors. Adoption of the 2009 Omnibus Plan will provide the Compensation Committee with an increased pool of share-based awards, and the flexibility to grant a wide variety of awards (including performance awards intended to comply with Section 162(m) of the Internal Revenue Code (the “Code”)). The 2009 Omnibus Plan provides access to a broad variety of share-based awards with the mix of awards determined taking into account such factors as the type and level of employee, relevant business and performance goals and the prevailing tax and accounting treatments. The goals of the 2009 Omnibus Plan are to: (i) attract and retain skilled and qualified officers, employees, consultants and Directors who are expected to contribute to the Company’s success by providing long-term incentive compensation opportunities competitive with those made available by other companies; (ii) motivate participants to achieve the long-term success and growth of the Company; (iii) facilitate ownership of Common Shares; and (iv) align the interests of the participants with those of the Company’s shareholders.

Key Terms
          The key terms of the 2009 Omnibus Plan are summarized below:

Shares Authorized:	2,100,000, which may be treasury shares or authorized but unissued Common Shares.

Types of Awards:	Stock options (non-qualified and incentive), stock appreciation rights, restricted shares, restricted share units, performance shares and Common Shares.

Limitations on Awards:	The aggregate number of Common Shares underlying awards granted to any participant in any plan year may not exceed 500,000.

Award Terms:	Options and stock appreciation rights will have ten year maximum terms. For all awards, vesting and performance vesting criteria, if applicable, will be established in the award agreement.

Eligible Participants:	Employees of the Company or any of its affiliates, executive officers, non-employee Directors and consultants.

Actions That are Prohibited by the Plan Include:	• Reducing the exercise price of an award absent shareholder approval, subject to the anti-dilution provisions of the 2009 Omnibus Plan.

• Increasing the aggregate number of Common Shares available for issuance under the 2009 Omnibus Plan absent shareholder approval.

•    Granting stock options (non-qualified and incentive) and stock appreciation rights at a below fair market value price at the grant date, subject to the anti-dilution provisions of the 2009 Omnibus Plan.

Description of the 2009 Omnibus Plan
          If approved, the 2009 Omnibus Plan will replace the 2005 Omnibus Plan as the Company’s sole share-based award program for covered employees, consultants and Directors. The terms of the 2009 Omnibus Plan are nearly identical to the terms of the 2005 Omnibus Plan previously approved by shareholders. The 2009 Omnibus Plan will provide the Company with the same flexibility to grant a variety of share-based awards. The 2009 Omnibus Plan is also designed to permit the Company to grant performance-based awards that comply with Section 162(m) of the Code, as described below.
          The following paragraphs provide a summary of the principal features of the 2009 Omnibus Plan and its operation. The 2009 Omnibus Plan is set forth in its entirety as Appendix A to this Proxy Statement. This summary is qualified in its entirety by reference to Appendix A.
          The 2009 Omnibus Plan provides for the grant of the following types of incentive awards: (i) stock options (non-qualified and incentive), (ii) stock appreciation rights, (iii) restricted shares, (iv) restricted share units, (v) performance shares and (vi) Common Shares. Those who will be eligible for awards under the 2009 Omnibus Plan include employees who provide services to the Company and its affiliates, executive officers, non-employee Directors and consultants designated by the Compensation Committee. As of June 30, 2009, approximately 50 employees and non-employee Directors would be eligible to participate in the 2009 Omnibus Plan.
          Number of Common Shares Available Under the 2009 Omnibus Plan and Adjustments
          The Board of Directors has reserved 2,100,000 Common Shares for issuance under the 2009 Omnibus Plan. The Common Shares may be either authorized, but unissued, Common Shares or treasury shares. The 2005 Omnibus Plan is currently the Company’s sole existing share-based awards plan with Common Shares available for future grants, under which there are currently 342,376 Common Shares remaining for issuance pursuant to new equity awards.
          If any outstanding award expires or is terminated, canceled or forfeited, the Common Shares that would otherwise be issuable with respect to the unexercised portion of the award will become available for subsequent awards under the 2009 Omnibus Plan (unless the 2009 Omnibus Plan has terminated). Awards paid out in cash rather than Common Shares will not reduce the number of Common Shares available for issuance under the 2009 Omnibus Plan. If
•	the exercise price of a stock option is paid in Common Shares,

•	Common Shares underlying the exercised portion of a stock appreciation right are not issued upon such exercise,

•	Common Shares are withheld to satisfy an individual participant’s tax obligations, or

•	Common Shares are repurchased by the Company on the open market with respect to awards under the 2009 Omnibus Plan, then the Common Shares received, not issued, withheld or repurchased by the Company will not be added to the maximum aggregate number of Common Shares which may be issued.
          If the Company declares a dividend or other distribution or engages in a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Shares or other securities of the Company, or other similar change in the corporate structure of the Company affecting the Common Shares, the Committee may adjust the number and class of Common Shares that may be delivered under the 2009 Omnibus Plan, the number, class, and price of Common Shares covered by each outstanding award, and the numerical per-person limits on awards.
          Potential Dilution (“Overhang”)
          “Overhang” is an analysis of potential dilution to shareholders from the equity being transferred to executive officers, employees and Directors under equity incentive plans. Overhang is calculated by dividing (a) the sum of the Common Shares available for issuance and all outstanding but unexercised options by (b) the number of Common Shares described in clause (a) above plus the total number of Common Shares outstanding. As of July 1, 2009, the Company’s overhang on a fully diluted basis was 8.6%. If shareholders approve the 2009 Omnibus Plan, including the new grants previously approved by the Board of Directors, the Company estimates that its overhang on a fully diluted basis would be 16.2%.

	Prior to	Following
	Approval	Approval
Total Number of Common Shares Outstanding	13,706,901	13,706,901

Total Number of Common Shares Covered by All Outstanding Options (including options held by all employees, executive officers and Directors)	951,456	1,796,819	(1)

Total Number of Common Shares Available for Future Grants Under the Company’s Equity Plan	342,376	852,657	(1)

Overhang from Company’s Equity Plan	8.6%	16.2	%(1)

(1)	Assumes approval and adoption of the Option Exchange (as defined below). The proposed Option Exchange would replace 401,980 outstanding but unexercised stock options that are currently “underwater” with 81,843 replacement options having an exercise price of $0.23 per share. In the event that the 2009 Omnibus Plan is approved and the Option Exchange is not approved, our Overhang would be approximately 18.2% rather than 16.2% as reflected above. For additional information regarding the Option Exchange, see “Approval and Adoption of the Stock Option Exchange Program” beginning on page 32 of this Proxy Statement.
     Administration of the 2009 Omnibus Plan
          The 2009 Omnibus Plan will be administered by the Compensation Committee on the basis of a plan year ending on December 31. The Board of Directors has discretion and authority to appoint a different committee to administer the 2009 Omnibus Plan. Each member of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, an “outside director” as set forth in Section 162(m) of the Code, and an “independent director,” as such term is defined under The Nasdaq Stock Market Marketplace Rules. The Compensation Committee’s authority under the 2009 Omnibus Plan includes, but is not limited to, the authority to: (i) grant awards under the 2009 Omnibus Plan; (ii) select the officers, employees, consultants and eligible Directors to whom awards are granted; (iii) determine the types of awards granted and the timing of such awards; (iv) determine whether an award is, or is intended to be, “performance-based compensation” within the meaning of Section 162(m); (v) determine or modify the terms and conditions of any award, to the extent not inconsistent with the terms of the 2009 Omnibus Plan and any operative employment or other agreement; (vi) determine whether any conditions or objectives relating to awards have been met; (vii) adopt, alter and repeal such administrative rules, guidelines, practices and administrative forms governing the 2009 Omnibus Plan as it deems advisable; (viii) construe, interpret, administer and implement the terms of the 2009 Omnibus Plan, any award and related agreements; (ix) correct any defect, supply any omission and reconcile any inconsistency in or between the 2009 Omnibus Plan, any award and related agreements; (x) prescribe any legends to be affixed to certificates representing Common Shares or other interests granted or issued under the 2009 Omnibus Plan; (xi) promulgate such administrative forms as they from time to time deem necessary or appropriate for administration of the 2009 Omnibus Plan; and (xii) otherwise supervise the administration of the 2009 Omnibus Plan.
          Options
          The Compensation Committee is able to grant non-qualifed stock options and incentive stock options under the 2009 Omnibus Plan. The Committee determines the number of Common Shares subject to each option. The Compensation Committee determines the exercise price of options granted under the 2009 Omnibus Plan, provided the exercise price must be at least equal to 100% of the fair market value of the Common Shares on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of the Company’s outstanding stock must be at least 110% of the fair market value of the Common Shares on the grant date.
          The term of an option may not exceed ten years, except that, with respect to any participant who owns 10% of the voting power of all classes of the Company’s outstanding stock, the term of an incentive stock option may not exceed five years.
          If an optionee’s employment or directorship with the Company or its affiliates is terminated for reasons other than his or her death, disability or retirement, all stock options (or portions thereof) which have not been exercised, whether vested or not, are automatically forfeited immediately upon termination, except as otherwise provided in the relevant agreement evidencing the stock options. Upon a termination of service with the Company as a result of death, disability or retirement, all stock options held by such participant become immediately vested and such participant, or such participant’s estate as applicable, will be able to exercise the options for the period of time stated in the 2009 Omnibus Plan or as otherwise stated in the agreement governing his or her award. No incentive stock option may be exercised more than three months after the participant’s termination of service for any reason (including retirement) other than disability or death. No incentive stock option may be exercised more than one year after the participant’s termination of service due to disability or death. In no event may an option be exercised later than the expiration of its term.
          Stock Appreciation Rights
          The Compensation Committee will be able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of Common Shares between the exercise date and the date of grant. The Company shall pay the appreciation in Common Shares. Stock appreciation rights will become exercisable at the times and on the terms established by the Compensation Committee, subject to the terms of the 2009 Omnibus Plan. The Compensation Committee, subject to the terms of the 2009 Omnibus Plan, will have discretion to determine the terms and conditions of stock appreciation rights granted under the 2009 Omnibus Plan; provided, however, that the exercise price may not be less than 100% of the fair market value of a Common Share on the date of grant. The term of a stock appreciation right may not exceed ten years.

          Unless otherwise provided in an award, employment or other agreement entered into between the holder of the stock appreciation right and the Company and approved by the Compensation Committee, either before or after the date of grant, the early termination provisions set forth above with respect to stock options will apply to stock appreciation rights.
          Restricted Shares
          Awards of restricted shares are Common Shares that are issued to a participant at no cost or at a purchase price determined by the Compensation Committee and vest in accordance with the terms and conditions established by the Compensation Committee in its sole discretion. For example, the Compensation Committee may set restrictions based upon continued employment or service with the Company, the achievement of specific performance goals, or any other basis determined by the Compensation Committee in its discretion. Subject to the provisions of the 2009 Omnibus Plan, after the grant of restricted shares, the Compensation Committee, in its sole discretion, may reduce or waive any restrictions for such award and may accelerate the time at which any restrictions will lapse at a rate determined by the Compensation Committee.
          The Compensation Committee will determine the number of Common Shares granted pursuant to an award of restricted shares. With respect to restricted shares intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Compensation Committee, in its discretion, may set restrictions based upon the achievement of specific performance objectives, subject to the provisions of the 2009 Omnibus Plan.
          Restricted Share Units
          Awards of restricted share units result in a distribution of Common Shares to a participant only if the vesting criteria the Compensation Committee establishes are satisfied. For example, the Compensation Committee may set restrictions based on the achievement of specific performance goals or upon continued employment or service with the Company. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the award agreement. Subject to the provisions of the 2009 Omnibus Plan, after the grant of restricted share units, the Compensation Committee, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such award and may accelerate the time at which any restrictions will lapse at a rate determined by the Compensation Committee.
          The Compensation Committee will pay earned restricted stock units in Common Shares. On the date set forth in the award agreement, all unearned restricted share units will be forfeited to the Company. The Compensation Committee determines the number of restricted share units granted to any participant. With respect to restricted share units intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Compensation Committee, in its discretion, may set restrictions based upon the achievement of specific performance objectives, subject to the provisions of the 2009 Omnibus Plan.
          Performance Shares
          The Compensation Committee will be able to grant performance shares, which are awards that will result in a distribution of Common Shares to a participant only if the performance goals or other vesting criteria the Compensation Committee may establish are achieved or the awards otherwise vest. Subject to the terms of the 2009 Omnibus Plan, the Compensation Committee will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance shares to be paid out to participants. Subject to the provisions of the 2009 Omnibus Plan, after the grant of performance shares, the Compensation Committee, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such award and may accelerate the time at which any restrictions will lapse at a rate determined by the Compensation Committee.
          The Compensation Committee determines the number of performance shares granted to any participant. With respect to performance shares intended to qualify as “performance-based compensation” under Section 162(m)

of the Code, the Compensation Committee, in its discretion, may determine that the performance objectives applicable to the performance shares will be based on the achievement of performance objectives.
          Performance Objectives
          At the time of grant of a performance share award, the Compensation Committee will specify the performance objectives which, depending on the extent to which they are met, will determine the number of Common Shares that will be distributed to the participant. The Compensation Committee will also specify the time period or periods during which the performance objectives must be met. With respect to awards to Section 162(m) persons intended to be “performance-based compensation,” the Compensation Committee may use performance objectives based on one or more of the following: stock price, market share, sales, earnings per share, return on equity, costs, earnings, capital adjusted pre-tax earnings (economic profit), net income, operating income, performance profit (operating income minus an allocated charge approximating the Company’s cost of capital, before or after tax), gross margin, revenue, working capital, total assets, net assets, shareholders’ equity and cash flow. The Compensation Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes. Performance measurement may be based on absolute Company, business unit or divisional performance and/or on performance as compared with that of other publicly-traded companies. The performance objectives and periods need not be the same for each participant nor for each award.
          Common Shares
          The Compensation Committee may only grant Common Share awards to non-employee directors in consideration of services rendered to the Company. Common Share awards will be fully vested on the date of grant.
          Transferability of Awards
          Subject to the terms of the 2009 Omnibus Plan, all awards, other than Common Share awards, are non-transferable and may be exercised only by the grantee and may not be transferred other than by will or by the laws of descent and distribution. Non-transferable awards are exercisable during a participant’s lifetime only by the participant or, as permitted by applicable law, the participant’s guardian or other legal representative. Other than pursuant to a permitted transfer, no such award may be assigned, pledged, hypothecated or otherwise alienated or encumbered (whether by operation of law or otherwise) and any attempts to do so will be null and void.
          Amendment and Termination of the 2009 Omnibus Plan
          The Board of Directors has discretionary authority to amend the 2009 Omnibus Plan. However, generally an amendment cannot materially and adversely affect the rights of grantees without their written consent. The Company’s shareholders must approve any amendment to increase the maximum aggregate number of Common Shares that may be issued under the 2009 Omnibus Plan.
          Change of Control
          Except as otherwise provided in the 2009 Omnibus Plan or an award agreement, upon a “change in control” (as defined in the 2009 Omnibus Plan) all awards generally become fully exercisable, vested, earned and payable.
          New Plan Benefits
          The Board of Directors has approved an aggregate of 1,165,500 grants under the 2009 Omnibus Plan, subject to shareholder approval of the 2009 Omnibus Plan. Shareholder approval of the 2009 Omnibus Plan will constitute approval of these grants. Of this amount, 568,212 grants have been awarded to executive officers, 345,000 to key employees and 252,288 to Directors. Except as otherwise set forth in the table below, the future benefits or specific amounts that would be received by employees, consultants and Directors under the 2009 Omnibus Plan have not yet been determined. In addition, the benefits or amounts which would have been received by or allocated to such persons for the last completed fiscal year if the 2009 Omnibus Plan had been in effect cannot be determined.
          The following table sets forth information with respect to the stock option awards approved by the Board of Directors under the 2009 Omnibus Plan as of June 9, 2009, which remain subject to shareholder approval:

Number of Options
Name and Position	Granted(1)
Named Executive Officers
Laurence P. Birch, Interim Chief Executive Officer and Interim President	395,712
Raymond J. Merk, Chief Financial Officer, Chief Operating Officer and Treasurer	172,500
Directors(2)
Timothy G. Biro	63,390
Seth B. Harris	62,542
Jerome H. Kaiser	62,966
Robert M. Stote	63,390
All current executive officers, as a group	568,212
All current Directors who are not executive officers, as a group	252,288
All current employees who are not executive officers, as a group	345,000

(1)	The exercise price for each option is $0.23, which is equal to the closing price of the Common Shares on June 9, 2009, as quoted on the Pink OTC Markets. The options will vest ratably over a three-year period on each anniversary of the date of grant, subject to continued employment with or service to the Company; provided, however, that upon a “change of control” (as defined in the 2009 Omnibus Plan), all options will immediately become vested.

(2)	The number of stock options awarded to each Director equaled 71,875 minus the number of options each Director received as their quarterly payment for service on the Board of Directors in May 2009.
          In addition to the stock option grants described above, the Board of Directors has authorized the issuance of 81,843 “replacement options” under the 2009 Omnibus Plan in connection with the Company’s proposed Option Exchange (as defined below), which remain subject to shareholder approval. For further discussion regarding the Option Exchange, see “Approval and Adoption of the Stock Option Exchange Program” below.
          Commencing in fiscal 2010, the current Director compensation program will be modified to provide each Director with an annual base compensation grant ranging from 10,000 to 15,000 fully-vested stock options, as determined in the discretion of the Compensation Committee, in addition to a cash component; provided, however, that if the 2009 Omnibus Plan is approved, no additional equity grants will be made to Directors in fiscal 2009. The new Director compensation program, including a complete discussion of the amount of options that may be granted to Directors and other payments to which the Directors are entitled, is described in full in the section entitled “Director Compensation” beginning on page 17 of this Proxy Statement.
Federal Tax Aspects
          The Company has been advised that under current law certain of the income tax consequences under U.S. laws to participants and the Company should generally be as set forth in the following summary. This summary only addresses income tax consequences for participants and the Company.

          A grant of Common Shares will be taxable as ordinary income. Common Shares may only be awarded to non-employee Directors as compensation for performing directorial duties.
          There are no Federal income tax consequences to a participant or the Company upon the grant of stock options and stock appreciation rights. When a non-qualified stock option or stock appreciation right is exercised, the participant realizes taxable compensation (ordinary income) at that time equal to, for a non-qualified stock option, the difference between the aggregate option exercise price and the fair market value of the stock on the date of exercise and, for stock appreciation rights, the aggregate fair market value of any Common Shares received upon exercise. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. The participant’s tax treatment upon a disposition of Common Shares acquired through the exercise of a non-qualified stock option is dependent upon the length of time the Common Shares have been held. Upon the exercise of an incentive stock option, a participant recognizes no immediate taxable income, except that the excess of the fair market value of the Common Shares acquired over the option exercise price will constitute a tax preference item for the purpose of computing the participant’s alternative minimum tax liability. Income recognition is deferred until the Common Shares acquired are disposed of. The gain realized upon the participant’s disposition of Common Shares acquired under an incentive stock option will be treated as long-term capital gain if the minimum holding period is met (two years from the date of grant and one year from the date of exercise), but otherwise will be treated as ordinary income in an amount determined under the applicable tax rules. There is no tax deduction for the Company when an incentive stock option is exercised and the participant is eligible for capital gain tax treatment. If the minimum holding period is not met for capital gain tax treatment, the participant will realize ordinary income and the Company will be entitled to a deduction as described above for non-qualified stock options.
          Generally, no taxes are due upon a grant of restricted shares, restricted share units or performance shares. An award of restricted shares or performance shares becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., it becomes vested or transferable). Income tax is paid at ordinary income rates on the value of the restricted shares or performance shares when the restrictions lapse, and then at capital gain rates with respect to any further gain (or loss) when the Common Shares are sold. In the case of restricted share units, the participant has taxable ordinary income upon receipt of payment. In all cases, the Company has a tax deduction when the participant recognizes ordinary income subject to other applicable limitations and restrictions. The taxation of restricted shares and performance shares may be accelerated by an “83(b) election” under Section 83 of the Code, if permitted by the applicable agreement.
          The 2009 Omnibus Plan is designed to permit compliance with Section 162(m) of the Code relating to the deductibility of performance-based compensation. It is intended that stock options and awards under the 2009 Omnibus Plan with a performance component generally will satisfy the requirements for performance-based compensation under Section 162(m) while providing the Compensation Committee the authority to grant non-performance-based awards where it deems appropriate. Section 162(m) generally places a $1,000,000 limit on the tax deduction allowable for compensation paid (or accrued for tax purposes) with respect to each of the Principal Executive Officer and the three other highest-paid executives during a tax year (other than the Principal Financial Officer) unless the compensation meets certain requirements. To qualify for favorable tax treatment, grants must be made by a committee consisting solely of two or more “outside directors” (as defined under Section 162 regulations) and satisfy the limit on the total number of Common Shares that may be awarded to any one participant during any calendar year. In addition, for grants other than options to qualify, the granting, issuance, vesting or retention of the grant must be contingent upon satisfying one or more performance criteria, as established and certified by a committee consisting solely of two or more “outside directors.”
          Finally, the 2009 Omnibus Plan is designed to be compliant with, or meet requirements for exemptions from, Section 409A of the Code governing nonqualified deferred compensation.
Required Vote
          Provided that a quorum is present, the affirmative vote of a majority of the Common Shares voted at the Annual Meeting on this proposal is required for approval and adoption of the 2009 Omnibus Plan. Shareholders present at the

Annual Meeting, either in person or by proxy, will be eligible to vote for or against adoption of the 2009 Omnibus Plan. Shareholders who abstain will in effect be voting against the proposal. Broker non-votes will have no effect on this proposal.
The Board of Directors unanimously recommends that the shareholders vote “FOR”
the proposal to approve and adopt our 2009 Omnibus Plan.

APPROVAL AND ADOPTION OF THE STOCK OPTION EXCHANGE PROGRAM
          The Board of Directors, upon recommendation of the Compensation and Nominating and Corporate Governance Committees, is requesting that shareholders approve a stock option exchange program (the “Option Exchange”) that would permit the Company’s outside Directors to exchange their outstanding stock options with an exercise price in excess of $0.68 (the stock options eligible for the Option Exchange are referred to as “Eligible Options”), pursuant to privately negotiated transactions for a lesser number of new stock options that have approximately the same fair-value as the options surrendered. In total, 401,980 Eligible Options, with exercise prices ranging from $0.69 to $7.56 and an estimated June 9, 2009 aggregate fair-value of $16,372, would be exchanged for 81,843 replacement options (“Replacement Options”) at an exercise price of $0.23 and an estimated June 9, 2009 aggregate fair-value of $16,372. A total of 136,917 existing stock options held by outside Directors with exercise prices ranging from $0.12 to $0.37 would not be exchanged and would continue under the terms and conditions of the original grant agreements.
          The Board of Directors believes that the Option Exchange is in the best interest of the Company’s shareholders, as new stock options received under the Option Exchange will help motivate and retain the Company’s Directors. The use of $0.68 as a threshold is intended to ensure that only outstanding options that are substantially “underwater” are eligible for the Option Exchange. “Underwater” options are those options with exercise prices which are greater than the current market price of the Common Shares. If shareholders approve this proposal, the Board of Directors intends to complete the Option Exchange consistent with the terms which will be documented in each Director’s respective option exchange agreement. If shareholders do not approve this proposal and the 2009 Omnibus Plan proposal, the Option Exchange will not take place.
Background
          Stock options are an important tool in promoting the growth and profitability of the Company. The decline in the value of the Common Shares has posed a major challenge to the Company’s overall goal of retaining and motivating its Directors, upon whom the Company and its shareholders rely to help execute the Company’s restructuring and continued improvement of operating results. Many of the stock options that were previously granted now have exercise prices that are much higher than the market price of the Common Shares and, as such, are ineffective as retention or incentive tools for future performance.
          During the fourth quarter of 2007, the Board of Directors decided that it would be in the best interests of the Company to conserve cash by modifying the then-existing Director compensation program, which consisted of payments in the form of cash and vested stock to non-management Directors, to instead provide for an annual retainer payable solely in stock options with a value of $32,000 per year. Total cash compensation paid to Directors participating in the Option Exchange was $0 in 2008, compared to $48,000 and $64,000 in 2007 and 2006, respectively. As implemented, the amended Director compensation program limits the aggregate number of stock options that may be granted to Directors in any fiscal quarter to 42,000 options, and further provides that in the event that the aggregate value of the Director compensation program would result in an issuance of greater than 42,000 options in any quarter, each Director’s quarterly compensation is to be proportionately reduced so that the total option shares granted equals 42,000.
          At the time the amended Director compensation program was approved, the Company did not anticipate the current economic crisis nor that the Common Shares would decline to historic lows. As a result of this decrease in the value of the Common Shares, together with the limitation on the aggregate number options which may be granted in any fiscal quarter, the Directors have received minimal compensation for their services. At the same time, the Directors have been required to deliver significantly greater services and devote greater time to the Company than required previously. While new stock option grants provide appropriate compensation for future services, it remains necessary to address the nominal consideration received by the Directors for their past services.
          As of June 9, 2009, the valuation date used for purposes of setting the exercise price for the Eligible Options, the Company’s outside Directors held stock options to purchase approximately 504,500 Common Shares with exercise prices above the fair-value of the Common Shares on that date, which represents approximately 94%

of all options held by such Directors. Approximately 80% of the options currently held by outside Directors are Eligible Options.
          The Option Exchange has been designed to reinstate, as of the June 9, 2009 grant date, the retention and motivational value of the Company’s stock option program and to properly compensate the Directors for their extraordinary service to the Company during the Company’s restructuring process. The loss of one or more of the Directors could have detrimental effects on the Company. Given current conditions, the Company may not be able to secure a suitable replacement. The Company can no longer expect the Directors to remain with the Company without receiving market-competitive compensation. If the Company is to derive the intended benefits of the restructuring process and achieve its goal of maximizing shareholder value in spite of the current economic climate, it is essential that the Option Exchange be approved to allow the Company to provide the compensation necessary to retain its Directors. See “Director Compensation” beginning on page 17 for a discussion of other recent changes to the Director compensation program.
          As designed, the Option Exchange involves the exchange of a lesser number of “replacement options” with an aggregate fair-value equal to a greater number of existing “underwater” options. In addition to reducing the number of outstanding options held by Directors, the Option Exchange restores incentive value in the replacement options, which provide Directors with the opportunity to increase their compensation, while at the same time maximizing shareholder value, through the future appreciation of the market price of the Common Shares.
Description of Option Exchange
          Agreement to Exchange Options. Under the Option Exchange, the Company’s outside Directors have been given the opportunity to exchange Eligible Options through privately negotiated transactions with the Company for Replacement Options to purchase fewer Common Shares with an exercise price equal to the market price of the Common Shares as of June 9, 2009, as quoted on the Pink OTC Markets. If shareholders approve the Option Exchange, the Board of Directors intends to complete the exchange consistent with the terms described herein, which will also be set forth in each Director’s respective option exchange agreement. Provided that the 2009 Omnibus Plan is approved, the Replacement Options will be granted pursuant to the 2009 Omnibus Plan. Execution of the Option Exchange is contingent upon shareholder approval of the 2009 Omnibus Plan.
          Eligible Participants. The Option Exchange is only open to the Company’s outside Directors. None of the Company’s executive officers or any other employees or former officers are permitted to participate in the Option Exchange.
          Eligible Options. The options eligible for exchange are the outstanding stock options granted to outside Directors that have exercise prices of $0.69 or greater. Each Director has previously agreed to exchange all Eligible Options pursuant to the terms described herein.
          Value-for-Value Exchange. The Company engaged BBP Partners LLC, an independent valuation firm, for assistance in designing exchange ratios using the Black-Scholes valuation model that would result in a fair-value of the Replacement Options that is approximately equal to the fair-value of the Eligible Options that are surrendered in the Option Exchange. This “value-for-value” exchange will result in the Directors receiving a lesser number of Replacement Options that have approximately the same fair-value as the Eligible Options surrendered. The Board of Directors determined to use $0.23 per share as the basis for setting the exchange metrics, which was the closing price of the Common Shares on June 9, 2009. Accordingly, the fair value of the replacement options was $0.20 per share as of June 9, 2009.

          Exercise Price of Replacement Options. Each Replacement Option issued pursuant to the Option Exchange will have an exercise price equal to $0.23, which is equivalent to the closing price of the Common Shares on June 9, 2009, as quoted on the Pink OTC Markets.
          Vesting of Replacement Options. All Eligible Options are vested and as such, each Replacement Option will be fully vested and immediately exercisable as of the date of grant.
          Term of Replacement Options. Each Replacement Option will expire on the tenth anniversary of the grant date of the Replacement Option.
          Other Terms and Conditions of Replacement Options. The other terms and conditions of each Replacement Option will be substantially similar to those of the Eligible Option it replaces. Assuming shareholder approval and adoption of the 2009 Omnibus Plan, each Replacement Option will be granted pursuant to the 2009 Omnibus Plan, and accordingly, will be governed by its terms.
          Cancellation of Eligible Options. The Eligible Options will be cancelled and will not be available for future grant under any of the Company’s then-existing equity plan(s).
          Implementation of the Option Exchange. If shareholders approve the Option Exchange, the Eligible Options will be cancelled immediately and Replacement Options will be granted immediately thereafter consistent with the terms described herein and as set forth in each Director’s respective option exchange agreement.
          Effect on Shareholders. If the Option Exchange is approved, the number of Common Shares underlying the Eligible Options to be surrendered would be 401,980, and the number of Common Shares underlying the Replacement Options would be 81,843, reducing the total number of Common Shares underlying options held by the Directors by 320,137. For additional information regarding the effect of approval of the Option Exchange on shareholders, see “Potential Dilution (“Overhang”),” located on page 25 of this Proxy Statement.
          U.S. Federal Income Tax Consequences. The exchange of stock options pursuant to the Option Exchange should be treated as a non-taxable exchange because the Replacement Options will have an exercise price equal to the market price of the Common Shares on the grant date. The Company and participating Directors should not recognize any income for U.S. federal income tax purposes upon the grant of the Replacement Options. All Replacement Options granted under the Option Exchange will be non-qualified stock options for U.S. federal income tax purposes.
          Accounting Treatment. This Option Exchange is intended to provide the Directors with Replacement Options having a fair-value that is approximately equal to the fair-value of the Eligible Options being exchanged as of June 9, 2009. Note that the Option Exchange metrics were established prior to commencement of the Exchange Offer. Therefore, some risk of incremental compensation does exist if there are fluctuations in the fair-value of the Common Shares or other key inputs to the Black-Scholes option valuation model between June 9, 2009, the date the Option Exchange metrics were established, and the effective date of the Option Exchange. Incremental compensation cost, if any, associated with the Replacement Options under the Option Exchange will be recognized on the effective date of the Replacement Options.
          Vote Required for Approval. Provided that a quorum is present, the affirmative vote of a majority of the Common Shares voted at the Annual Meeting on this proposal is required for approval and adoption of the Option Exchange. Shareholders present at the Annual Meeting, either in person or by proxy, will be eligible to vote for or against adoption of the Option Exchange. Shareholders who abstain will in effect be voting against the proposal. Broker non-votes will have no effect on this proposal.
The Board of Directors unanimously recommends that the shareholders vote “FOR”
the proposal to approve and adopt the Option Exchange.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and certain of its executive officers and persons who beneficially own more than 10% of its Common Shares to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. These people are further required to furnish us with copies of all such forms filed by them.
          Based solely on our review of the copies of the forms that we received, we believe that all of the Section 16(a) filing requirements were satisfied by our Directors, executive officers and beneficial owners of more than 10% of our Common Shares, except for the Form 4 filed by Mr. Harris on January 13, 2009, and such filing was delinquent because of an inadvertent administrative error.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          As described in greater detail in the Form 8-K filed with the Commission on February 17, 2006 (the “Merger 8-K”), on February 13, 2006, the Company acquired ClickFind. Mr. Jim Bob Ward, who was the founder and a significant shareholder of ClickFind, also served as its President and Chief Executive Officer.
          The negotiated terms of the acquisition were for an aggregate purchase price of $18,000,000, less approximately $328,000 in certain transaction expenses and certain indebtedness of ClickFind. The cash portion of the purchase price, less cash acquired of $87,000, was approximately $4,669,000. The remainder of the purchase price consisted of $4,000,000 in notes payable (the “ClickFind Notes”) and the issuance of approximately $7,863,000 in Common Shares (1,026,522 Common Shares). The $3,000,000 balance of the ClickFind Notes had an interest rate of prime plus 1%. The final principal payment was to be payable on February 1, 2009.
          In conjunction with the acquisition of ClickFind, the Company appointed Mr. Ward as Vice President of eClinical Development and entered into an employment agreement with him (Mr. Ward’s official title was subsequently changed to Vice President of Research and Development, and effective March 31, 2008, Mr. Ward was appointed Executive Vice President of Market and Client Strategy). In connection with the acquisition of ClickFind, we entered into a Limited Software License Agreement with Mr. Ward, granting Mr. Ward a limited, royalty-free, non-exclusive license to use, make and create modifications of, sublicense and distribute copies of, and sublicense in executable form the current version of the ClickFind software (as it existed at the time of the closing of our acquisition of ClickFind) in different non-competitive commercial applications. A copy of the License Agreement is attached as Exhibit 10.3 to the Merger 8-K.
          In 2008, the Company and certain of the former shareholders of ClickFind, including Mr. Ward (the “Defendants”), were involved in a legal dispute (the “Lawsuit”), regarding a number of matters, including certain representations and warranties in the ClickFind merger agreement and the Company’s obligation to pay the remaining balance of the ClickFind Notes.
          On December 18, 2008, the Company announced that it and the Defendants entered into a settlement agreement (the “Settlement Agreement”) whereby the parties settled all claims against each other relating to the Lawsuit. The Settlement Agreement provided, among other things, that the Defendants discharge and release their rights to payment from the Company of both the remaining $3,000,000 principal balance of the ClickFind Notes and accrued interest thereon of approximately $180,000. Furthermore, the Company entered into an amendment to Mr. Ward’s employment agreement, whereby the period during which Mr. Ward remains restricted from engaging in certain activities pursuant to the provisions of his employment agreement, including but not limited to non-competition and non-solicitation provisions, was reduced from thirty-six (36) months to eighteen (18) months following November 1, 2008. The remaining obligations set forth in Mr. Ward’s employment agreement, including but not limited to confidentiality and intellectual property provisions, remain in full force and effect. Additionally, pursuant to the Settlement Agreement, the Company agreed to make equal periodic payments to Mr. Ward totaling One Hundred Forty Thousand Dollars ($140,000), during the one-year period starting November 1, 2008 and ending on October 31, 2009.
SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING
          Any shareholder who meets the requirements of the proxy rules under the Exchange Act may submit proposals to the Board of Directors to be considered for submission in our proxy materials for the Annual Meeting of Shareholders to be held in 2010. Proposals should be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to Investor Relations, c/o DATATRAK International, Inc., 6150 Parkland Boulevard, Suite 100, Mayfield Heights, Ohio 44124, and must be received no later than                     , 2010. Any notice shall include: (a) the name and address of the shareholder and the text of the proposal to be introduced, (b) the number of Common Shares held of record, owned beneficially and represented by proxy by the shareholder as of the date of the notice and (c) a representation that the shareholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice.
          Unless we receive notice of a shareholder proposal not included in our 2010 proxy statement to be brought before the 2010 Annual Meeting by                     , 2010, then we may use our discretion in voting proxies with respect to any shareholder proposal properly brought before such Annual Meeting. The chairman of the Annual Meeting may refuse to acknowledge the introduction of any shareholder proposal not made in compliance with the foregoing procedures.

OTHER MATTERS
          The Board of Directors is not aware of any matter to come before the Annual Meeting other than those mentioned in the accompanying notice. However, if other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on those matters.
          A copy of DATATRAK’s Annual Report has been provided to shareholders with this proxy statement. If a shareholder entitled to vote at the Annual Meeting did not receive a copy of the Annual Report with this proxy statement, that shareholder may request a copy of the Annual Report from us. Upon the receipt of a written request from any shareholder entitled to vote at the Annual Meeting, we will mail, at no charge to the shareholder, a copy of our Annual Report, including the financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Exchange Act, for our most recent fiscal year. Requests from beneficial owners of Common Shares must include a good-faith representation that, as of the record date of the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at the Annual Meeting. Written requests for the Annual Report should be directed to: Investor Relations, DATATRAK International, Inc., 6150 Parkland Boulevard, Suite 100, Mayfield Heights, Ohio 44124.
          You are urged to sign and return your proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors,

Varnesh Sritharan
Secretary
July     , 2009

DATATRAK INTERNATIONAL, INC.
2009 OMNIBUS EQUITY PLAN
ARTICLE 1
General Purpose of Plan; Definitions
     1.1 Name and Purposes. The name of this plan is the DATATRAK International, Inc. 2009 Omnibus Equity Plan. The purpose of this Plan is to enable DATATRAK International, Inc. and its Affiliates to: (i) attract and retain skilled and qualified officers, employees, consultants and directors who are expected to contribute to the Company’s success by providing long-term incentive compensation opportunities competitive with those made available by other companies; (ii) motivate participants to achieve the long-term success and growth of the Company; (iii) facilitate ownership of shares of the Company; and (iv) align the interests of the participants with those of the Company’s Shareholders.
     1.2 Certain Definitions. Unless the context otherwise indicates, the following words used herein shall have the following meanings whenever used in this instrument:
     (a) “Affiliate” means, with respect to any entity, any entity directly or indirectly controlling, controlled by, or under common control with such entity within the meaning of Section 414(b) or 414(c) of the Code.
     (b) “Award” means any grant under this Plan of a Common Share, Stock Option, Stock Appreciation Right, Restricted Share, Restricted Share Unit or Performance Share to any Plan participant.
     (c) “Board of Directors” means the Board of Directors of the Company, as constituted from time to time.
     (d) “Change in Control” is defined in Section 12.1.
     (e) “Code” means the Internal Revenue Code of 1986, as amended, and any lawful regulations or guidance promulgated thereunder. Whenever reference is made to a specific Internal Revenue Code section, such reference shall be deemed to be a reference to any successor Internal Revenue Code section or sections with the same or similar purpose.
     (f) “Committee” means the entity administering this Plan as provided in Section 2.1.
     (g) “Common Shares” means the common shares, without par value, of the Company.
     (h) “Company” means DATATRAK International, Inc., a corporation organized under the laws of the State of Ohio and, except for purposes of determining whether a Change in Control has occurred, any corporation or entity that is a successor to DATATRAK International, Inc. or substantially all of the assets of DATATRAK

International, Inc. and that assumes the obligations of DATATRAK International, Inc. under this Plan by operation of law or otherwise.
     (i) “Date of Grant” means the date on which the Committee grants an Award.
     (j) “Director” means a member of the Board of Directors.
     (k) “Disability” means a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months which: (i) renders a participant unable to engage in any substantial gainful activity; or (ii) results in a participant receiving income replacement benefits for at least 3 months under an accident and health plan sponsored by the Company or an Affiliate.
     (l) “Early Retirement” means a participant’s retirement from active employment or active directorship with the Company or an Affiliate on and after the later of attainment of age 62 or the completion of 20 years of service.
     (m) “Eligible Director” is defined in Article 4.
     (n) “Employment” as used herein (whether or not capitalized) shall be deemed to refer to (i) a participant’s employment if the participant is an employee of the Company or any of its Affiliates, (ii) a participant’s services as a consultant, if the participant as a consultant to the Company or its Affiliates and (iii) a participant’s services as a non-employee director, if the participant is a non-employee member of the Board of Directors; provided that, for any Award that is or becomes subject to Section 409A of the Code, termination of employment means a “separation from service” under Section 409A of the Code.
     (o) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any lawful regulations or guidance promulgated thereunder.
     (p) “Exercise Price” means the purchase price of a Share pursuant to a Stock Option or the base value for measuring the appreciation of a Stock Appreciation Right.
     (q) “Fair Market Value” means the last closing price of a Share as reported on The Nasdaq Stock Market, or, if applicable, on another national securities exchange on which the Common Shares are principally traded, on the date for which the determination of Fair Market Value is made, or, if there are no sales of Common Shares on such date, then on the most recent immediately preceding date on which there were any sales of Common Shares. If the Common Shares are not, or cease to be, traded on The Nasdaq Stock Market or another national securities exchange, “Fair Market Value” means the last reported bid price published in the “pink sheets” or displayed on the OTC Bulletin Board, as the case may be. If the Common Shares are not, or cease to be, traded on The Nasdaq Stock Market, or another national securities exchange, or published in the “pink sheets” or authorized for quotation on the OTC Bulletin Board, the “Fair Market Value” of Common Shares shall be determined pursuant to a reasonable valuation method prescribed by the Committee. Notwithstanding the foregoing, as of any date, the “Fair

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Market Value” of Common Shares shall be determined in a manner consistent with Section 409A of the Code and the guidance thereunder. In addition, “Fair Market Value” with respect to ISOs and related SARs shall be determined in accordance with Section 6.2(f).
     (r) “Incentive Stock Option” and “ISO” mean a Stock Option that is identified as such and which meets the requirements of Section 422 of the Code.
     (s) “Non-Qualified Stock Option” and “NQSO” mean a Stock Option that: (i) is governed by Section 83 of the Code; and (ii) does not meet the requirements of Section 422 of the Code.
     (t) “Normal Retirement” means retirement from active employment or active directorship with the Company or an Affiliate on or after attainment of age 65.
     (u) “Outside Director” means a Director who meets the definitions of the terms “outside director” set forth in Section 162(m) of the Code, “independent director” set forth in The Nasdaq Stock Market, Inc. rules, and “non-employee director” set forth in Rule 16b-3, or any successor definitions adopted by the Internal Revenue Service, The Nasdaq Stock Market, Inc. and Securities and Exchange Commission, respectively, and similar requirements under any other applicable laws and regulations.
     (v) “Parent” means any corporation which qualifies as a “parent corporation” of the Company under Section 424(e) of the Code.
     (w) “Performance Shares” is defined in Article 9.
     (x) “Plan” means this DATATRAK International, Inc. 2009 Omnibus Equity Plan, as amended from time to time.
     (y) “Plan Year” means the calendar year.
     (z) “Restricted Share Units” is defined in Article 8.
     (aa) “Restricted Shares” is defined in Article 8.
     (bb) “Retirement” means Normal Retirement or Early Retirement.
     (cc) “Rule 16b-3” is defined in Article 17.
     (dd) “Section 16 Person” means a person subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.
     (ee) “Section 162(m) Person” means, for any taxable year, a person who is a “covered employee” within the meaning of Section 162(m)(3) of the Code.
     (ff) “Share” or “Shares” mean one or more of the Common Shares.

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     (gg) “Shareholder” means an individual or entity that owns one or more Shares.
     (hh) “Stock Appreciation Rights” and “SARs” mean any right pursuant to an Award granted under Article 7.
     (ii) “Stock Option” means any right to purchase a specified number of Shares at a specified price which is granted pursuant to Article 5 and may be an Incentive Stock Option or a Non-Qualified Stock Option.
     (jj) “Stock Power” means a power of attorney executed by a participant and delivered to the Company which authorizes the Company to transfer ownership of Restricted Shares, Performance Shares or Common Shares from the participant to the Company or a third party.
     (kk) “Subsidiary” means any corporation which qualifies as a “subsidiary corporation” of the Company under Section 424(f) of the Code.
     (ll) “Vested” means, with respect to a Common Share, when the Common Share has been awarded; with respect to a Stock Option, that the time has been reached when the option to purchase Shares first becomes exercisable; with respect to a Stock Appreciation Right, when the Stock Appreciation Right first becomes exercisable for payment; with respect to Restricted Shares, when the Shares are no longer subject to forfeiture and restrictions on transferability; with respect to Restricted Share Units and Performance Shares, when the units or Shares are no longer subject to forfeiture and are convertible to Shares. The words “Vest” and “Vesting” have meanings correlative to the foregoing.
ARTICLE 2
Administration
     2.1 Authority and Duties of the Committee.
     (a) The Plan shall be administered by a Committee of at least three Directors who are appointed by the Board of Directors. Unless otherwise determined by the Board of Directors, the Compensation Committee shall serve as the Committee, and all of the members of the Committee shall be Outside Directors. Notwithstanding the requirement that the Committee consist exclusively of Outside Directors, no action or determination by the Committee or an individual then considered to be an Outside Director shall be deemed void because a member of the Committee or such individual fails to satisfy the requirements for being an Outside Director, except to the extent required by applicable law.
     (b) The Committee has the power and authority to grant Awards pursuant to the terms of this Plan to officers, employees, consultants and Eligible Directors.

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     (c) The Committee has the sole and exclusive authority, subject to any limitations specifically set forth in this Plan, to:
     (i) select the officers, employees, consultants and Eligible Directors to whom Awards are granted;
     (ii) determine the types of Awards granted and the timing of such Awards;
     (iii) determine the number of Shares to be covered by each Award granted hereunder;
     (iv) determine whether an Award is, or is intended to be, “performance-based compensation” within the meaning of Section 162(m) of the Code;
     (v) determine the other terms and conditions, not inconsistent with the terms of this Plan and any operative employment or other agreement, of any Award granted hereunder; such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Options or Stock Appreciation Rights may be exercised (which may be based on performance objectives), any Vesting, acceleration or waiver of forfeiture restrictions, any performance criteria (including any performance criteria as described in Section 162(m)(4)(C) of the Code) applicable to an Award, and any restriction or limitation regarding any Option or Stock Appreciation Right or the Common Shares relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;
     (vi) determine whether any conditions or objectives related to Awards have been met, including any such determination required for compliance with Section 162(m) of the Code;
     (vii) subsequently modify or waive any terms and conditions of Awards, not inconsistent with the terms of this Plan and any operative employment or other agreement;
     (viii) adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it deems advisable from time to time;
     (ix) promulgate such administrative forms as they from time to time deem necessary or appropriate for administration of the Plan;
     (x) construe, interpret, administer and implement the terms and provisions of this Plan, any Award and any related agreements;
     (xi) correct any defect, supply any omission and reconcile any inconsistency in or between the Plan, any Award and any related agreements;

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     (xii) prescribe any legends to be affixed to certificates representing Shares or other interests granted or issued under the Plan; and
     (xiii) otherwise supervise the administration of this Plan.
     (d) The Committee shall confer with the Board of Directors regarding the Committee’s intentions prior to making grants under this Plan. Notwithstanding the foregoing, all decisions made by the Committee pursuant to the provisions of this Plan are final and binding on all persons, including the Company, its Shareholders and participants, but may be made by their terms subject to ratification or approval by, the Board of Directors, another committee of the Board of Directors or Shareholders.
     (e) The Company shall furnish the Committee with such clerical and other assistance as is necessary for the performance of the Committee’s duties under the Plan.
     2.2 Delegation of Duties. The Committee may delegate ministerial duties to any other person or persons, and it may employ attorneys, consultants, accountants or other professional advisers for purposes of plan administration at the expense of the Company.
     2.3 Limitation of Liability. Members of the Board of Directors, members of the Committee and Company employees who are their designees acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties hereunder.
ARTICLE 3
Stock Subject to Plan
     3.1 Total Shares Limitation. Subject to the provisions of this Article, the maximum number of Shares that may be issued pursuant to Awards granted under this Plan is 2,100,000, which may be treasury or authorized but unissued Shares.
     3.2 Other Limitations.
     (a) ISO Limitations. The maximum number of Shares available with respect to all Stock Options granted under this Plan is 2,100,000 Shares. The maximum number of Shares available with respect to Incentive Stock Options granted under this Plan is 2,100,000 Shares.
     (b) Participant Limitation. The aggregate number of Shares underlying Awards granted under this Plan to any participant in any Plan Year (including but not limited to Awards of Options and SARs), regardless of whether such Awards are thereafter canceled, forfeited or terminated, shall not exceed 500,000 Shares. The foregoing annual limitation is intended to include the grant of all Awards, including but not limited to, Awards representing “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

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     3.3 Awards Not Exercised; Effect of Receipt of Shares. If any outstanding Award, or portion thereof, expires, or is terminated, canceled or forfeited, the Shares that would otherwise be issuable with respect to the unexercised portion of such expired, terminated, canceled or forfeited Award shall be available for subsequent Awards under this Plan. If the Exercise Price of an Award is paid in Shares, Shares underlying the exercised portion of an SAR are not issued upon exercise of the SAR, Shares are withheld to satisfy an individual participant’s tax obligations or Shares are repurchased by the Company on the open market with respect to Awards under this Plan, the Shares received, not issued, withheld or repurchased by the Company in connection therewith shall not be added to the maximum aggregate number of Shares which may be issued under Section 3.1.
     3.4 Dilution and Other Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, redesignation, reclassification, merger, consolidation, liquidation, split-up, reverse split, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee may, in such manner as it deems equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the limitations set forth above and (iv) the purchase or Exercise Price or any performance objective with respect to any Award; provided, however, that the number of Shares or other securities covered by any Award or to which such Award relates is always a whole number. Notwithstanding the foregoing, the foregoing adjustments shall be made in compliance with: (i) Sections 422 and 424 of the Code with respect to ISOs; (ii) Treasury Department Regulation Section 1.424-1 (and any successor) with respect to NQSOs, applied as if the NQSOs were ISOs; (iii) Section 409A of the Code, to the extent necessary to avoid its application or avoid adverse tax consequences thereunder; and (iv) Section 162(m) of the Code with respect to Awards granted to Section 162(m) Persons that are intended to be “performance-based compensation,” unless specifically determined otherwise by the Committee.
ARTICLE 4
Participants
     4.1 Eligibility. Officers, all other active common law employees of the Company or any of its Affiliates, consultants and Outside Directors (each an “Eligible Director”) who are selected by the Committee in its sole discretion are eligible to participate in this Plan. (See Article 14 and Article 18 with respect to the Shareholder approval requirement.)
     4.2 Plan Agreements. Awards are contingent upon the participant’s execution of a written agreement in a form prescribed by the Committee. Execution of a plan agreement shall constitute the participant’s irrevocable agreement to, and acceptance of, the terms and conditions

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of the Award set forth in such agreement and of the terms and conditions of the Plan applicable to such Award. Plan agreements may differ from time to time and from participant to participant.
ARTICLE 5
Stock Option Awards
     5.1 Option Grant. Each Stock Option granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the appropriate participant.
     5.2 Terms and Conditions of Grants. Stock Options granted under this Plan are subject to the following terms and conditions and may contain such additional terms, conditions, restrictions and contingencies with respect to exercisability and/or with respect to the Shares acquired upon exercise as may be provided in the relevant agreement evidencing the Stock Options, so long as such terms and conditions are not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:
     (a) Exercise Price. Subject to Section 3.4, the Exercise Price will never be less than 100% of the Fair Market Value of the Shares on the Date of Grant. If a variable Exercise Price is specified at the time of grant, the Exercise Price may vary pursuant to a formula or other method established by the Committee; provided, however, that such formula or method will provide for a minimum Exercise Price equal to the Fair Market Value of the Shares on the Date of Grant. Except as otherwise provided in Section 3.4, no subsequent amendment of an outstanding Stock Option may reduce the Exercise Price to less than 100% of the Fair Market Value of the Shares on the Date of Grant. Nothing in this Section 5.2(a) shall be construed as limiting the Committee’s authority to grant premium price Stock Options which do not become exercisable until the Fair Market Value of the underlying Shares exceeds a specified percentage (e.g., 110%) of the Exercise Price; provided, however, that such percentage will never be less than 100%.
     (b) Option Term. Any unexercised portion of a Stock Option granted hereunder shall expire at the end of the stated term of the Stock Option. The Committee shall determine the term of each Stock Option at the time of grant, which term shall not exceed 10 years from the Date of Grant. The Committee may extend the term of a Stock Option, in its discretion, but not beyond a date later than the earlier of (i) the latest date upon which the Stock Option could have expired by its original terms under any circumstances or (ii) the date immediately prior to the tenth anniversary of the original Date of Grant. If a definite term is not specified by the Committee at the time of grant, then the term is deemed to be 10 years. Nothing in this Section 5.2(b) shall be construed as limiting the Committee’s authority to grant Stock Options with a term shorter than 10 years.
     (c) Vesting. Stock Options, or portions thereof, are exercisable at such time or times as determined by the Committee in its discretion at or after grant. If the Committee

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provides that any Stock Option becomes Vested over a period of time, in full or in installments, the Committee may waive or accelerate such Vesting provisions at any time.
     (d) Method of Exercise. Vested portions of any Stock Option may be exercised in whole or in part at any time during the option term by giving written notice of exercise to the Company specifying the number of Shares to be purchased. The notice must be given by or on behalf of a person entitled to exercise the Stock Option, accompanied by payment in full of the Exercise Price, along with any tax withholding pursuant to Article 16. Subject to the approval of the Committee, the Exercise Price may be paid:
     (i) in cash in any manner satisfactory to the Committee;
     (ii) by tendering (by either actual delivery of Shares or by attestation) unrestricted Shares that are owned on the date of exercise by the person entitled to exercise the Stock Option having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price applicable to such Stock Option exercise;
     (iii) by a combination of cash and unrestricted Shares that are owned on the date of exercise by the person entitled to exercise the Stock Option; and
     (iv) by another method permitted by law and affirmatively approved by the Committee which assures full and immediate payment or satisfaction of the Exercise Price.
     The Committee may withhold its approval for any method of payment for any reason, in its sole discretion, including but not limited to concerns that the proposed method of payment will result in adverse financial accounting treatment, adverse tax treatment for the Company or a participant or a violation of the Sarbanes-Oxley Act of 2002, as amended from time to time, and related regulations and guidance.
     (e) Issuance of Shares. The Company will issue or cause to be issued Shares as soon as practicable upon exercise of the Option. No Shares will be issued until full payment has been made. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a Shareholder will exist with respect to the Shares, notwithstanding the exercise of the Option.
     (f) Limitation on Gain. Nothing in this Article 5 shall be construed as prohibiting the Committee from granting Stock Options subject to a limit on the gain that may be realized upon exercise of such Stock Options. Any such limit shall be explicitly provided for in the relevant plan agreement.
     (g) Form. Unless the grant of a Stock Option is designated at the time of grant as an ISO, it is deemed to be an NQSO. ISOs are subject to the additional terms and conditions in Article 6.

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     (h) Special Limitations on Stock Option Awards. Unless an Award agreement approved by the Committee provides otherwise, Stock Options awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code and all Stock Option Awards shall be construed and administered accordingly.
     5.3 Termination of Grants Prior to Expiration. Unless otherwise provided in an Award, employment or other agreement entered into between the optionee and the Company and approved by the Committee, either before or after the Date of Grant, and subject to Article 6 with respect to ISOs, the following early termination provisions apply to all Stock Options:
     (a) Termination by Death. If an optionee’s employment or directorship with the Company or its Affiliates terminates by reason of his or her death, all Stock Options held by such optionee will immediately become Vested, but thereafter may only be exercised (by the legal representative of the optionee’s estate, or by the legatee or heir of the optionee pursuant to a will or the laws of descent and distribution) for a period of one year (or such other period as the Committee may specify at or after the time of grant) from the date of such death, or until the expiration of the original term of the Stock Option, whichever period is shorter.
     (b) Termination by Reason of Disability. If an optionee’s employment or directorship with the Company or its Affiliates terminates by reason of his or her Disability, all Stock Options held by such optionee will immediately become Vested, but thereafter may only be exercised for a period of one year (or such other period as the Committee may specify at or after the time of grant) from the date of such termination of employment, or until the expiration of the original term of the Stock Option, whichever period is shorter. If the optionee dies within such one year period (or such other period as applicable), any unexercised Stock Option held by such optionee will thereafter be exercisable by the legal representative of the optionee’s estate, or by the legatee or heir of the optionee pursuant to a will or the laws of descent and distribution, for the greater of the remainder of the one year period (or other period as applicable) or for a period of 12 months from the date of such death, but in no event shall any portion of the Stock Option be exercisable after its original stated expiration date.
     (c) Termination by Reason of Retirement. If an optionee’s employment or directorship with the Company or its Affiliates terminates by reason of his or her Retirement, all Stock Options held by such optionee immediately become Vested but thereafter may only be exercised for a period of two years (or such other period as the Committee may specify at or after the time of grant) from the date of such Retirement, or until the expiration of the original term of the Stock Option, whichever period is shorter. If the optionee dies within such two year period (or such other period as applicable), any unexercised Stock Option held by such optionee will thereafter be exercisable by the legal representative of the optionee’s estate, or by the legatee or heir of the optionee pursuant to a will or the laws of descent and distribution, for the greater of the remainder of the two year period (or such other period as applicable) or for a period of 12 months from the date of such death, but in no event shall any portion of the Stock Option be exercisable after its original stated expiration date.

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     (d) Other Terminations. If an optionee’s employment or directorship with the Company or its Affiliates is terminated for reasons other than his or her death, Disability or Retirement, all Stock Options (or portions thereof) which have not been exercised, whether Vested or not, are automatically forfeited immediately upon termination, except as otherwise provided in the relevant agreement evidencing the Stock Options.
ARTICLE 6
Special Rules Applicable to Incentive Stock Options
     6.1 Eligibility. Notwithstanding any other provision of this Plan to the contrary, an ISO may only be granted to full or part-time employees (including officers and Directors who are also employees) of the Company or of an Affiliate, provided that the Affiliate is a Parent or Subsidiary.
     6.2 Special ISO Rules.
     (a) Term. No ISO may be exercisable on or after the tenth anniversary of the Date of Grant, and no ISO may be granted under this Plan on or after the tenth anniversary of the effective date of this Plan. (See Article 18.)
     (b) Ten Percent Shareholder. No grantee may receive an ISO under this Plan if such grantee, at the time the Award is granted, owns (after application of the rules contained in Section 424(d) of the Code) equity securities possessing more than 10% of the total combined voting power of all classes of equity securities of the Company, its Parent or any Subsidiary, unless (i) the Exercise Price for such ISO is at least 110% of the Fair Market Value of the Shares as of the Date of Grant, and (ii) such ISO is not exercisable on or after the fifth anniversary of the Date of Grant.
     (c) Limitation on Grants. The aggregate Fair Market Value (determined with respect to each ISO at the time of grant) of the Shares with respect to which ISOs are exercisable for the first time by a grantee during any Plan Year (under this Plan or any other plan adopted by the Company or its Parent or its Subsidiary) shall not exceed $100,000. If such aggregate Fair Market Value shall exceed $100,000, such number of ISOs as shall have an aggregate Fair Market Value equal to the amount in excess of $100,000 shall be treated as NQSOs.
     (d) Non-Transferability. Notwithstanding any other provision herein to the contrary, no ISO granted hereunder (and, if applicable, related Stock Appreciation Right) may be transferred except by will or by the laws of descent and distribution, nor may such ISO (or related Stock Appreciation Right) be exercisable during a grantee’s lifetime other than by him (or his guardian or legal representative to the extent permitted by applicable law).
     (e) Termination of Employment. No ISO may be exercised more than three months following termination of employment for any reason (including Retirement) other than death or disability, nor more than one year following termination of employment for

11

the reason of death or disability (as defined in Section 422 of the Code), or such option will no longer qualify as an ISO and shall thereafter be, and receive the tax treatment applicable to, an NQSO. For this purpose, a termination of employment is cessation of employment such that no employment relationship exists between the participant and the Company, a Parent or a Subsidiary.
     (f) Fair Market Value. For purposes of any ISO granted hereunder (or, if applicable, related Stock Appreciation Right), the Fair Market Value of Shares shall be determined in the manner required by Section 422 of the Code.
     6.3 Subject to Code Amendments. The foregoing limitations are designed to comply with the requirements of Section 422 of the Code and shall be automatically amended or modified to comply with amendments or modifications to Section 422 of the Code. Any ISO which fails to comply with Section 422 of the Code is automatically treated as an NQSO appropriately granted under this Plan provided it otherwise meets the Plan’s requirements for NQSOs.
ARTICLE 7
Stock Appreciation Rights
     7.1 SAR Grant and Agreement. Stock Appreciation Rights may be granted under this Plan, either independently or in conjunction with the grant of a Stock Option. Each SAR granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the appropriate participant. Subject to Section 3.4, the Exercise Price of an SAR will never be less than 100% of the Fair Market Value of the Shares on the Date of Grant.
     7.2 SARs Granted in Conjunction with Option. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under this Plan at the same time, and subject to the same terms and conditions, as the grant of the Stock Option, and will be subject to the following terms and conditions:
     (a) Term. Each Stock Appreciation Right, or applicable portion thereof, granted with respect to a given Stock Option or portion thereof terminates and is no longer exercisable upon the termination or exercise of the related Stock Option, or applicable portion thereof.
     (b) Exercisability. A Stock Appreciation Right is exercisable only at such time or times and to the extent that the Stock Option to which it relates is Vested and exercisable in accordance with the provisions of Article 5 or otherwise as the Committee may determine at or after the time of grant.
     (c) Method of Exercise. A Stock Appreciation Right may be exercised by the surrender of the applicable portion of the related Stock Option. Stock Options which have been so surrendered, in whole or in part, are no longer exercisable to the extent the

12

related Stock Appreciation Rights have been exercised and are deemed to have been exercised for the purpose of the limitation set forth in Article 3 on the number of Shares to be issued under this Plan, but only to the extent of the number of Shares actually issued under the Stock Appreciation Right at the time of exercise. Upon the exercise of a Stock Appreciation Right, subject to satisfaction of tax withholding requirements pursuant to Article 16, the holder of the Stock Appreciation Right is entitled to receive Shares equal in value to the excess of the Fair Market Value of a Share on the exercise date over the Exercise Price per Share specified in the related Stock Option, multiplied by the number of Shares in respect of which the Stock Appreciation Right is exercised. At any time the Exercise Price per Share of the related Stock Option exceeds the Fair Market Value of one Share, the holder of the Stock Appreciation Right shall not be permitted to exercise such right.
     7.3 Independent SARs. Stock Appreciation Rights may be granted without related Stock Options, and independent Stock Appreciation Rights will be subject to the following terms and conditions:
     (a) Term. Any unexercised portion of an independent Stock Appreciation Right granted hereunder shall expire at the end of the stated term of the Stock Appreciation Right. The Committee shall determine the term of each Stock Appreciation Right at the time of grant, which term shall not exceed ten years from the Date of Grant. The Committee may extend the term of a Stock Appreciation Right, in its discretion, but not beyond a date later than the earlier of (i) the latest date upon which the Stock Appreciation Right could have expired by its original terms under any circumstances or (ii) the date immediately prior to the tenth anniversary of the original Date of Grant. If a definite term is not specified by the Committee at the time of grant, then the term is deemed to be ten years.
     (b) Exercisability. A Stock Appreciation Right is exercisable, in whole or in part, at such time or times as determined by the Committee at or after the time of grant.
     (c) Method of Exercise. A Stock Appreciation Right may be exercised in whole or in part during the term by giving written notice of exercise to the Company specifying the number of Shares in respect of which the Stock Appreciation Right is being exercised. The notice must be given by or on behalf of a person entitled to exercise the Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, subject to satisfaction of tax withholding requirements pursuant to Article 16, the holder of the Stock Appreciation Right is entitled to receive Shares equal in value to the excess of the Fair Market Value of a Share on the exercise date over the Exercise Price multiplied by the number of Stock Appreciation Rights being exercised. At any time the Fair Market Value of a Share on a proposed exercise date does not exceed the Exercise Price, the holder of the Stock Appreciation Right shall not be permitted to exercise such right.
     (d) Early Termination Prior to Expiration. Unless otherwise provided in an Award, employment or other agreement entered into between the holder of the Stock Appreciation Right and the Company and approved by the Committee, either before or

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after the Date of Grant, the early termination provisions set forth in Section 5.3 as applied to Non-Qualified Stock Options will apply to independent Stock Appreciation Rights.
     7.4 Other Terms and Conditions of SAR Grants. Stock Appreciation Rights are subject to such other terms and conditions, not inconsistent with the provisions of this Plan and any operative employment or other agreement, as are determined from time to time by the Committee.
     7.5 Special Limitations on SAR Awards. Unless an Award agreement approved by the Committee provides otherwise, Stock Appreciation Rights awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code and all Stock Appreciation Rights Awards shall be construed and administered accordingly.
ARTICLE 8
Restricted Share and Restricted Share Unit Awards
     8.1 Restricted Share Grants and Agreements. Restricted Share Awards consist of Shares which are issued by the Company to a participant at no cost or at a purchase price determined by the Committee which may be below their Fair Market Value but which are subject to forfeiture and restrictions on their sale or other transfer by the participant. Each Restricted Share Award granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the participant. The timing of Restricted Share Awards and the number of Shares to be issued (subject to Section 3.2) are to be determined by the Committee in its discretion. By accepting a grant of Restricted Shares, the participant consents to any tax withholding as provided in Article 16.
     8.2 Terms and Conditions of Restricted Share Grants. Restricted Shares granted under this Plan are subject to the following terms and conditions, which, except as otherwise provided herein, need not be the same for each participant, and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:
     (a) Purchase Price. The Committee shall determine the prices, if any, at which Restricted Shares are to be issued to a participant, which may vary from time to time and from participant to participant and which may be below the Fair Market Value of such Restricted Shares at the Date of Grant.
     (b) Restrictions. All Restricted Shares issued under this Plan will be subject to such restrictions as the Committee may determine, which may include, without limitation, the following:
     (i) a prohibition against the sale, transfer, pledge or other encumbrance of the Restricted Shares, such prohibition to lapse at such time or times as the Committee determines (whether in installments, at the time of the

14

death, Disability or Retirement of the holder of such shares, or otherwise, but subject to the Change in Control provisions in Article 12);
     (ii) a requirement that the participant forfeit such Restricted Shares in the event of termination of the participant’s employment or directorship with the Company or its Affiliates prior to Vesting;
     (iii) a prohibition against employment or retention of the participant by any competitor of the Company or its Affiliates, or against dissemination by the participant of any secret or confidential information belonging to the Company or an Affiliate;
     (iv) any applicable requirements arising under the Securities Act of 1933, as amended, other securities laws, the rules and regulations of The Nasdaq Stock Market or any other stock exchange or transaction reporting system upon which such Restricted Shares are then listed or quoted and any state laws, rules and regulations, including “blue sky” laws; and
     (v) such additional restrictions as are required to avoid adverse tax consequences under Section 409A of the Code.
The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse. However, if the Committee determines that restrictions lapse upon the attainment of specified performance objectives, then the provisions of Sections 9.2 and 9.3 will apply. If the written agreement governing an Award to a Section 162(m) Person provides that such Award is intended to be “performance-based compensation,” the provisions of Section 9.4(d) will also apply.
     (c) Delivery of Shares. Restricted Shares will be registered in the name of the participant and deposited, together with a Stock Power, with the Company. Each such certificate will bear a legend in substantially the following form:
“The transferability of this certificate and the Common Shares represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the DATATRAK International, Inc. 2009 Omnibus Equity Plan and an agreement entered into between the registered owner and the Company. A copy of this Plan and agreement are on file in the office of the Secretary of the Company.”
At the end of any time period during which the Restricted Shares are subject to forfeiture and restrictions on transfer, and after any tax withholding, such Shares will be delivered free of all restrictions (except for any pursuant to Section 15.2) to the participant or other appropriate person and with the foregoing legend removed.
     (d) Forfeiture of Shares. If a participant who holds Restricted Shares fails to satisfy the restrictions, Vesting requirements and other conditions relating to the Restricted Shares prior to the lapse, satisfaction or waiver of such restrictions and conditions, except as may otherwise be determined by the Committee, the participant shall forfeit the Shares and transfer them back to the Company in exchange for a refund

15

of any consideration paid by the participant or such other amount which may be specifically set forth in the Award agreement. A participant shall execute and deliver to the Company one or more Stock Powers with respect to Restricted Shares granted to such participant.
     (e) Voting and Other Rights. Except as otherwise required for compliance with Section 162(m) of the Code and the terms of the applicable Restricted Share Agreement, during any period in which Restricted Shares are subject to forfeiture and restrictions on transfer, the participant holding such Restricted Shares shall have all the rights of a Shareholder with respect to such Shares, including, without limitation, the right to vote such Shares and the right to receive any dividends paid with respect to such Shares.
     8.3 Restricted Share Unit Awards and Agreements. Restricted Share Unit Awards consist of Shares that will be issued to a participant at a future time or times at no cost or at a purchase price determined by the Committee which may be below their Fair Market Value if continued employment, continued directorship and/or other terms and conditions specified by the Committee are satisfied. Each Restricted Share Unit Award granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and the Plan participant. The timing of Restricted Share Unit Awards and the number of Restricted Share Units to be awarded (subject to Section 3.2) are to be determined by the Committee in its sole discretion. By accepting a Restricted Share Unit Award, the participant agrees to remit to the Company when due any tax withholding as provided in Article 16.
     8.4 Terms and Conditions of Restricted Share Unit Awards. Restricted Share Unit Awards are subject to the following terms and conditions, which, except as otherwise provided herein, need not be the same for each participant, and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:
     (a) Purchase Price. The Committee shall determine the prices, if any, at which Shares are to be issued to a participant after Vesting of Restricted Share Units, which may vary from time to time and among participants and which may be below the Fair Market Value of Shares at the Date of Grant.
     (b) Restrictions. All Restricted Share Units awarded under this Plan will be subject to such restrictions as the Committee may determine, which may include, without limitation, the following:
     (i) a prohibition against the sale, transfer, pledge or other encumbrance of the Restricted Share Unit;
     (ii) a requirement that the participant forfeit such Restricted Share Unit in the event of termination of the participant’s employment or directorship with the Company or its Affiliates prior to Vesting;

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     (iii) a prohibition against employment of the participant by, or provision of services by the participant to, any competitor of the Company or its Affiliates, or against dissemination by the participant of any secret or confidential information belonging to the Company or an Affiliate;
     (iv) any applicable requirements arising under the Securities Act of 1933, as amended, other securities laws, the rules and regulations of The Nasdaq Stock Market or any other stock exchange or transaction reporting system upon which the Common Shares are then listed or quoted and any state laws, rules and interpretations, including “blue sky” laws; and
     (v) such additional restrictions as are required to avoid adverse tax consequences under Section 409A of the Code.
The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse.
     (c) Performance-Based Restrictions. The Committee may, in its sole discretion, provide restrictions that lapse upon the attainment of specified performance objectives. In such case, the provisions of Sections 9.2 and 9.3 will apply (including, but not limited to, the enumerated performance objectives). If the written agreement governing an Award to a Section 162(m) Person provides that such Award is intended to be “performance-based compensation,” the provisions of Section 9.4(d) will also apply.
     (d) Voting and Other Rights. A participant holding Restricted Share Units shall not be deemed to be a Shareholder solely because of such units. Such participant shall have no rights of a Shareholder with respect to such units; provided, however, that an Award agreement may provide for payment of an amount of money (or Shares with a Fair Market Value equivalent to such amount) equal to the dividends paid from time to time on the number of Common Shares that would become payable upon vesting of a Restricted Share Unit Award.
     (e) Lapse of Restrictions. If a participant who holds Restricted Share Units satisfies the restrictions and other conditions relating to the Restricted Share Units prior to the lapse or waiver of such restrictions and conditions, the Restricted Share Units shall be converted to, or replaced with, Shares which are free of all restrictions except for any restrictions pursuant to Section 15.2.
     (f) Forfeiture of Restricted Share Units. If a participant who holds Restricted Share Units fails to satisfy the restrictions, Vesting requirements and other conditions relating to the Restricted Share Units prior to the lapse, satisfaction or waiver of such restrictions and conditions, except as may otherwise be determined by the Committee, the participant shall forfeit the Restricted Share Units.
     (g) Termination. A Restricted Share Unit Award or unearned portion thereof will terminate without the issuance of Shares on the termination date specified on the Date of Grant or upon the termination of employment or directorship of the participant during the time period or periods specified by the Committee during which any

17

performance objectives must be met (the “Performance Period”). If a participant’s employment or directorship with the Company or its Affiliates terminates by reason of his or her death, Disability or Retirement, the Committee in its discretion at or after the Date of Grant may determine that the participant (or the heir, legatee or legal representative of the participant’s estate) will receive a distribution of Shares in an amount which is not more than the number of Shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period. However, with respect to Awards intended to be performance-based compensation (as described in Section 9.4(d)), distribution of the Shares shall be made only to the extent of, and after, attainment of the relevant performance objectives.
     8.5 Special Limitations on Restricted Share and Restricted Share Unit Awards. Unless an Award agreement approved by the Committee provides otherwise, Restricted Share and Restricted Share Units awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code and all Restricted Share Unit Awards shall be construed and administered accordingly.
     8.6 Time Vesting of Restricted Share and Restricted Share Unit Awards. Restricted Shares or Restricted Share Units, or portions thereof, are exercisable at such time or times as determined by the Committee in its discretion at or after grant, subject to the restrictions on time Vesting set forth in this Section. If the Committee provides that any Restricted Shares or Restricted Share Unit Awards become Vested over time (with or without a performance component), the Committee may waive or accelerate such Vesting provisions at any time, subject to the restrictions on time Vesting set forth in this Section.
ARTICLE 9
Performance Share Awards
     9.1 Performance Share Awards and Agreements. A Performance Share Award is a right to receive Shares in the future conditioned upon the attainment of specified performance objectives and such other conditions, restrictions and contingencies as the Committee may determine. Each Performance Share Award granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the Plan participant. The timing of Performance Share Awards and the number of Shares covered by each Award (subject to Section 3.2) are to be determined by the Committee in its discretion. By accepting a grant of Performance Shares, the participant agrees to remit to the Company when due any tax withholding as provided in Article 16.
     9.2 Performance Objectives. At the time of grant of a Performance Share Award, the Committee will specify the performance objectives which, depending on the extent to which they are met, will determine the number of Shares that will be distributed to the participant. The Committee will also specify the time period or periods (the “Performance Period”) during which the performance objectives must be met. With respect to awards to Section 162(m) Persons

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intended to be “performance-based compensation,” the Committee may use performance objectives based on one or more of the following: stock price, market share, sales, earnings per share, return on equity, costs, earnings, capital adjusted pre-tax earnings (economic profit), net income, operating income, performance profit (operating income minus an allocated charge approximating the Company’s cost of capital, before or after tax), gross margin, revenue, working capital, total assets, net assets, stockholders’ equity and cash flow. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes. Performance measurement may be based on absolute Company, business unit or divisional performance and/or on performance as compared with that of other publicly-traded companies. The performance objectives and periods need not be the same for each participant nor for each Award.
     9.3 Adjustment of Performance Objectives. The Committee may modify, amend or otherwise adjust the performance objectives specified for outstanding Performance Share Awards if it determines that an adjustment would be consistent with the objectives of this Plan and taking into account the interests of the participants and the public Shareholders of the Company and such adjustment complies with the requirements of Section 162(m) of the Code for Section 162(m) Persons, to the extent applicable, unless the Committee indicates a contrary intention. The types of events which could cause an adjustment in the performance objectives include, without limitation, accounting changes which substantially affect the determination of performance objectives, changes in applicable laws or regulations which affect the performance objectives, and divisive corporate reorganizations, including spin-offs and other distributions of property or stock.
     9.4 Other Terms and Conditions. Performance Share Awards granted under this Plan are subject to the following terms and conditions and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement as the Committee deems desirable:
     (a) Delivery of Shares. As soon as practicable after the applicable Performance Period has ended, the participant will receive a distribution of the number of Shares earned during the Performance Period, depending upon the extent to which the applicable performance objectives were achieved. Such Shares will be registered in the name of the participant and will be free of all restrictions except for any restrictions pursuant to Section 15.2.
     (b) Termination. A Performance Share Award or unearned portion thereof will terminate without the issuance of Shares on the termination date specified at the time of grant or upon the termination of employment or directorship of the participant during the Performance Period. If a participant’s employment or directorship with the Company or its Affiliates terminates by reason of his or her death, Disability or Retirement (except with respect to Section 162(m) Persons), the Committee in its discretion at or after the time of grant may determine, notwithstanding any Vesting requirements under Section 9.4(a), that the participant (or the heir, legatee or legal representative of the participant’s estate) will receive a distribution of a portion of the participant’s then-outstanding Performance Share Awards in an amount which is not more than the number of shares which would have been earned by the participant if 100% of the performance

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objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period. However, with respect to Awards intended to be “performance-based compensation” (as described in Section 9.4(e)), distribution of the Shares shall be made only to the extent of, and after, attainment of the relevant performance objective.
     (c) Voting and Other Rights. Awards of Performance Shares do not provide the participant with voting rights or rights to dividends prior to the participant becoming the holder of record of Shares issued pursuant to an Award; provided, however, that an Award agreement may provide for payment of an amount of money (or Shares with a Fair Market Value equivalent to such amount) equal to the dividends paid from time to time on the number of Common Shares that would become payable upon vesting of a Performance Share Award. Prior to the issuance of Shares, Performance Share Awards may not be sold, transferred, pledged, assigned or otherwise encumbered.
     (d) Performance-Based Compensation. The Committee may designate Performance Share Awards as being “remuneration payable solely on account of the attainment of one or more performance goals” as described in Section 162(m)(4)(C) of the Code. Such Awards shall be automatically amended or modified to comply with amendments to Section 162 of the Code to the extent applicable, unless the Committee indicates a contrary intention.
     9.5 Time Vesting of Performance Share Awards. Performance Share Awards, or portions thereof, are exercisable at such time or times as determined by the Committee in its discretion at or after grant, subject to the restrictions on time Vesting set forth in this Section. If the Committee provides that any Performance Shares become Vested over time (accelerated by a performance component), the Committee may waive or accelerate such Vesting provisions at any time, subject to the restrictions on time Vesting set forth in this Section.
     9.6 Special Limitations on Performance Share Awards. Unless an Award agreement approved by the Committee provides otherwise, Performance Shares awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code and all Performance Share Awards shall be construed and administered accordingly.
ARTICLE 10
Common Share Awards
     10.1 Eligibility. Notwithstanding any other provision of this Plan to the contrary, a Common Share may only be granted to an Eligible Director.

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     10.2 Terms and Conditions of Common Share Awards.
     (a) Purpose. Common Shares may be granted in consideration of services rendered to the Company by Eligible Directors in their capacity as Directors.
     (b) Vesting. Common Shares shall be fully vested.
ARTICLE 11
Transfers and Leaves of Absence
     11.1 Transfer of Participant. For purposes of this Plan, the transfer of a participant among the Company and its Affiliates is deemed not to be a termination of employment.
     11.2 Effect of Leaves of Absence. For purposes of this Plan, the following leaves of absence are deemed not to be a termination of employment:
     (a) a leave of absence, approved in writing by the Company, for military service, sickness or any other purpose approved by the Company, if the period of such leave does not exceed 90 days;
     (b) a leave of absence in excess of 90 days, approved in writing by the Company, but only if the employee’s right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any such leave of absence, the employee returns to work within 30 days after the end of such leave; and
     (c) subject to Section 409A of the Code, any other absence determined by the Committee in its discretion not to constitute a termination of employment.
ARTICLE 12
Effect of Change in Control
     12.1 Change in Control Defined. “Change in Control” means the occurrence of any of the following: (i) the receipt by the Company of a Schedule 13D or other advice indicating that a person, or any member of a “group,” is the “beneficial owner” (as those terms are defined in Rule 13d-3 under the Exchange Act) of twenty percent (20%) or more of the voting power of the Company; (ii) the first purchase of shares pursuant to a tender offer or exchange (other than a tender offer of exchange by the Company or its Affiliates) for all or any amount of Common Shares or any class or any securities convertible into such Common Shares, the results of which would make the offeror and/or its affiliates the beneficial owners of twenty percent (20%) or more of the voting power of the Company; (iii) the date of the approval by Shareholders of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of capital stock of any class, or any securities convertible into such capital stock, of the Company would be converted into cash, securities, or other property, other than a merger or consolidation of the Company with an Affiliate or in which the holders of all of the Shares of all classes of the

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Company’s capital stock immediately prior to the merger or consolidation would own at least a majority of the voting power of the surviving corporation (or the direct or indirect parent company of the surviving corporation) immediately after the merger or consolidation; (iv) the date of the approval by Shareholders of any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company; or (vi) such other event as the Committee shall, in its sole and absolute discretion, deem to be a “Change in Control.”
     12.2 Acceleration of Award. Except as otherwise provided in this Plan or an Award agreement and to the extent it would not trigger adverse taxation under Section 409A of the Code, immediately upon the occurrence of a Change in Control:
     (a) all outstanding Stock Options automatically become fully exercisable;
     (b) all Restricted Share Awards automatically become fully Vested;
     (c) all Restricted Share Unit Awards automatically become fully Vested (or, if such Restricted Share Unit Awards are subject to performance-based restrictions, shall become Vested on a pro-rated basis as described in Section 12.2(d)) and, to the extent Vested, convertible to Shares at the election of the holder;
     (d) all participants holding Performance Share Awards become entitled to receive a partial payout in an amount which is the number of Shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved pro-rated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period; and
     (e) Stock Appreciation Rights automatically become fully Vested and fully exercisable.
ARTICLE 13
Transferability of Awards
     13.1 Awards Are Non-Transferable. Except as provided in Sections 13.2 and 13.3, Awards are non-transferable and any attempts to assign, pledge, hypothecate or otherwise alienate or encumber (whether by operation of law or otherwise) any Award shall be null and void.
     13.2 Inter-Vivos Exercise of Awards. During a participant’s lifetime, Awards are exercisable only by the participant or, as permitted by applicable law and notwithstanding Section 13.1 to the contrary, the participant’s guardian or other legal representative.
     13.3 Limited Transferability of Certain Awards. Notwithstanding Section 13.1 to the contrary, Awards may be transferred by will and by the laws of descent and distribution.

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Moreover, the Committee, in its discretion, may allow at or after the time of grant the transferability of Awards which are Vested, provided that the permitted transfer is made (a) if the Award is an Incentive Stock Option, the transfer is consistent with Section 422 of the Code; (b) to the Company (for example in the case of forfeiture of Restricted Shares), an Affiliate or a person acting as the agent of the foregoing or which is otherwise determined by the Committee to be in the interests of the Company; or (c) by the participant for no consideration to Immediate Family Members or to a bona fide trust, partnership or other entity controlled by and for the benefit of one or more Immediate Family Members. “Immediate Family Members” means the participant’s spouse, children, stepchildren, parents, stepparents, siblings (including half brothers and sisters), in-laws and other individuals who have a relationship to the participant arising because of a legal adoption. No transfer may be made to the extent that transferability would cause Form S-8 or any successor form thereto not to be available to register Shares related to an Award. The Committee in its discretion may impose additional terms and conditions upon transferability.
ARTICLE 14
Amendment and Discontinuation
     14.1 Amendment or Discontinuation of this Plan. The Board of Directors may amend, alter, or discontinue this Plan at any time, provided that no amendment, alteration, or discontinuance may be made:
     (a) which would materially and adversely affect the rights of a participant under any Award granted prior to the date such action is adopted by the Board of Directors without the participant’s written consent thereto; and
     (b) without Shareholder approval, if Shareholder approval is required under applicable laws, regulations or exchange requirements (including Section 422 of the Code with respect to ISOs, and for the purpose of qualification as “performance-based compensation” under Section 162(m) of the Code).
However, unless Shareholder approval is obtained, no amendment shall increase the aggregate number of Shares which may be issued under the Plan, or shall permit the Exercise Price of outstanding Stock Options or Stock Appreciation Rights to be reduced, except as permitted by Section 3.4.
Notwithstanding the foregoing, this Plan may be amended without affecting participants’ consent to: (i) comply with any law; (ii) preserve any intended favorable tax effects for the Company, the Plan or participants; or (iii) avoid any unintended unfavorable tax effects for the Company, the Plan or participants.
     14.2 Amendment of Grants. The Committee may amend, prospectively or retroactively, the terms of any outstanding Award, provided that no such amendment may be inconsistent with the terms of this Plan (specifically including the prohibition on granting Stock Options or Stock Appreciation Rights with an Exercise Price less than 100% of the Fair Market Value of the

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Common Shares on the Date of Grant) or would materially and adversely affect the rights of any holder without his or her written consent.
ARTICLE 15
Share Certificates
     15.1 Delivery of Share Certificates. The Company is not required to issue or deliver any certificates for Shares issuable with respect to Awards under this Plan prior to the fulfillment of all of the following conditions:
     (a) payment in full for the Shares and for any tax withholding (See Article 16);
     (b) completion of any registration or other qualification of such Shares under any Federal or state laws or under the rulings or regulations of the Securities and Exchange Commission or any other regulating body which the Committee in its discretion deems necessary or advisable;
     (c) admission of such Shares to listing on The Nasdaq Stock Market or any stock exchange on which the Shares are listed;
     (d) in the event the Shares are not registered under the Securities Act of 1933, qualification as a private placement under said Act;
     (e) obtaining of any approval or other clearance from any Federal or state governmental agency which the Committee in its discretion determines to be necessary or advisable; and
     (f) the Committee is fully satisfied that the issuance and delivery of Shares under this Plan is in compliance with applicable Federal, state or local law, rule, regulation or ordinance or any rule or regulation of any other regulating body, for which the Committee may seek approval of counsel for the Company.
     15.2 Applicable Restrictions on Shares. Shares issued with respect to Awards may be subject to such stock transfer orders and other restrictions as the Committee may determine necessary or advisable under any applicable Federal or state securities law rules, regulations and other requirements, the rules, regulations and other requirements of The Nasdaq Stock Market or any stock exchange upon which the Shares are then-listed, and any other applicable Federal or state law and will include any restrictive legends the Committee may deem appropriate to include.
     15.3 Book Entry. In lieu of the issuance of stock certificates evidencing Shares, the Company may use a “book entry” system in which a computerized or manual entry is made in the records of the Company to evidence the issuance of such Shares. Such Company records are, absent manifest error, binding on all parties.

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ARTICLE 16
Tax Withholding
     16.1 In General. The Committee shall cause the Company or Affiliate to withhold any taxes which it determines it is required by law or required by the terms of this Plan to withhold in connection with any payments incident to this Plan. The participant or other recipient shall provide the Committee with such Stock Powers and additional information or documentation as may be necessary for the Committee to discharge its obligations under this Section.
     16.2 Delivery of Withholding Proceeds. The Committee shall cause the Company or Affiliate to deliver withholding proceeds to the Internal Revenue Service and/or other taxing authority.
ARTICLE 17
General Provisions
     17.1 No Implied Rights to Awards, Employment or Directorship. No potential participant has any claim or right to be granted an Award under this Plan, and there is no obligation of uniformity of treatment of participants under this Plan. Neither this Plan nor any Award thereunder shall be construed as giving any individual any right to continued employment or continued directorship with the Company or any Affiliate. The Plan does not constitute a contract of employment, and the Company and each Affiliate expressly reserve the right at any time to terminate employees free from liability, or any claim, under this Plan, except as may be specifically provided in this Plan or in an Award agreement.
     17.2 Other Compensation Plans. Nothing contained in this Plan prevents the Board of Directors from adopting other or additional compensation arrangements, subject to Shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.
     17.3 Rule 16b-3 Compliance. The Plan is intended to comply with all applicable conditions of Rule 16b-3 of the Exchange Act, as such rule may be amended from time to time (“Rule 16b-3”). All transactions involving any participant subject to Section 16(a) shall be subject to the conditions set forth in Rule 16b-3, regardless of whether such conditions are expressly set forth in this Plan. Any provision of this Plan that is contrary to Rule 16b-3 does not apply to such participants.
     17.4 Code Section 162(m) Compliance. The Plan is intended to comply with all applicable requirements of Section 162(m) of the Code with respect to “performance-based compensation” for Section 162(m) Persons. Unless the Committee expressly determines otherwise, any provision of this Plan that is contrary to such requirements does not apply to such “performance-based compensation.”
     17.5 Successors. All obligations of the Company with respect to Awards granted under this Plan are binding on any successor to the Company, whether as a result of a direct or indirect

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purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.
     17.6 Severability. In the event any provision of this Plan, or the application thereof to any person or circumstances, is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, or other applications, and this Plan is to be construed and enforced as if the illegal or invalid provision had not been included.
     17.7 Governing Law. To the extent not preempted by Federal law, this Plan and all Award agreements pursuant thereto are construed in accordance with and governed by the laws of the State of Ohio. This Plan is not intended to be governed by the Employee Retirement Income Security Act and shall be so construed and administered.
     17.8 Section 409A of the Code. The parties intend that this Plan be, at all relevant times, in compliance with (or exempt from) Section 409A of the Code and all other applicable laws, and this Plan shall be so interpreted and administered. In addition to the general amendment rights of the Company with respect to the Plan, the Company specifically retains the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to this Plan or any related document as it deems necessary or desirable to more fully address issues in connection with compliance with (or exemption from) Section 409A of the Code and other laws. In no event, however, shall this section or any other provisions of this Plan be construed to require the Company to provide any gross-up for the tax consequences of any provisions of, or payments under, this Plan. Except as may be expressly provided in another agreement to which the Company is bound, the Company and its Affiliates shall have no responsibility for tax or legal consequences to any participant (or beneficiary) resulting from the terms or operation of this Plan. Notwithstanding anything in the Plan to the contrary, to the extent that an Award granted hereunder was intended to meet the “short-term deferral” exception under Treasury Regulation Section 1.409A-1(b)(4) but is not specified as such in the Award Agreement, the payment or delivery of any such Award shall be made no later than the date that is the 15th day of the third month following the end of the Plan Year in which the Award is no longer subject to a substantial risk of forfeiture for purposes of Section 409A of the Code.
ARTICLE 18
Effective Date
     18.1 Effective Date. The effective date of this DATATRAK International, Inc. 2009 Omnibus Equity Plan is the date on which the shareholders of the Company approve it at a duly held stockholders’ meeting.

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Preliminary Copy

c/o National City Bank
Shareholder Services Operations
Locator 5352
P. O. Box 94509
Cleveland, OH 44101-9509

YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.
Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be held on
August 26, 2009:
The Proxy Statement and Annual Report are available at http://www.datatrak.net
ê Please fold and detach card at perforation before mailing. ê
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Preliminary Copy

PROXY FOR COMMON SHARES
Proxy Solicited on Behalf of the Board of Directors of
the Company for the Annual Meeting of Shareholders on August 26, 2009.
The undersigned hereby (i) appoints Dr. Jerome H. Kaiser and Raymond J. Merk, and each of them, his true and lawful agents and proxy holders with full power of substitution in each to appear and vote all of the Common Shares of DATATRAK International, Inc. that the undersigned will be entitled to vote at the Annual Meeting of Shareholders of DATATRAK International, Inc. to be held at 6150 Parkland Boulevard, Paragon II, Suite 100, Mayfield Heights, Ohio on August 26, 2009, and at any adjournments thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said proxy holders to vote all of the Common Shares of the Company represented by this proxy.

Please date, sign and return promptly in the accompanying envelope.

DATE:

SIGNATURE(S)

SIGNATURE(S)
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

ê Please fold and detach card at perforation before mailing. ê
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The shares represented by this proxy will be voted as indicated in the spaces below. To the extent that no directions are given for Proposals 1, 2 and 3, the shares represented by this proxy will be voted “FOR” Proposals 1, 2 and 3. The shares represented by this proxy will be voted in the discretion of the proxy holders on all other matters properly brought before the Annual Meeting and any adjournments thereof.
You are encouraged to specify your choices by marking the appropriate boxes below. The proxy holders cannot vote your shares unless you sign and return this card.

(1)	Election of the following nominees to serve on the Board of Directors of the Company:

	Mr. Laurence P. Birch	☐ FOR	☐ WITHHELD
	Mr. Timothy G. Biro	☐ FOR	☐ WITHHELD
	Dr. Robert M. Stote	☐ FOR	☐ WITHHELD

(2)	Approval and adoption of the DATATRAK International, Inc. 2009 Omnibus Equity Plan.

		☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	Approval and adoption of an option exchange program for the Company’s outside Directors.

		☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	In their discretion to act on any other matters that may properly come before the Annual Meeting.